UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material Pursuant to §240.14a-12

Tradeweb Markets Inc.

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April 9, 2020
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of Tradeweb Markets Inc. which will be held virtually at 12:15 p.m., Eastern Time, on Tuesday, May 19, 2020, at www.virtualshareholdermeeting.com/TW2020.
The attached Notice of the Annual Meeting of Stockholders and Proxy Statement describes the formal business that we will transact at the virtual Annual Meeting.
The Board of Directors of Tradeweb Markets Inc. has determined that an affirmative vote on each matter that calls for an affirmative vote is in the best interest of Tradeweb Markets Inc. and its stockholders and unanimously recommends a vote “FOR” all such matters considered at the Annual Meeting.
We have elected to take advantage of the rules of the U.S. Securities and Exchange Commission that allow us to furnish our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”), rather than a full paper set of the proxy materials, unless you previously requested to receive printed copies. The Notice contains details regarding the date, time and location of the meeting and the business to be conducted, as well as instructions on how to access our proxy materials on the Internet and for voting over the Internet.
Whether or not you plan to virtually attend the Annual Meeting, please vote your shares promptly by following the voting instructions that you have received. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting virtually at the Annual Meeting, but will assure that your vote is counted if you cannot virtually attend.
On behalf of the Board of Directors and the employees of Tradeweb Markets Inc., we thank you for your continued support and look forward to seeing you at the virtual Annual Meeting.
Sincerely yours,
Lee Olesky
Chief Executive Officer and Director

NOTICE OF 2020 VIRTUAL ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Tuesday, May 19, 2020

The 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Tradeweb Markets Inc. (“Tradeweb” or the “Company”) will be held virtually at 12:15 p.m., Eastern Time, on Tuesday, May 19, 2020, at www.virtualshareholdermeeting.com/TW2020 for the following purposes:
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To elect the three nominees for director named in the attached Proxy Statement to serve on the Board of Directors for a three year term until the 2023 Annual Meeting of Stockholders or their respective successors are elected and qualified;

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To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for our fiscal year ending December 31, 2020; and

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To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors recommends you vote (i) “FOR” the election of each of the nominees to the Board of Directors; and (ii) “FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm.
The Board of Directors has fixed March 23, 2020 as the record date for determining stockholders entitled to receive notice of, and to vote at, the virtual Annual Meeting or any adjournment or postponement thereof. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the virtual Annual Meeting.
The Annual Meeting will be a completely “virtual meeting” of stockholders. You are invited to virtually attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to virtually attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card if you received paper copies of the proxy materials, or follow the instructions below to submit your proxy over the Internet.
By Order of the Board of Directors
Douglas Friedman
General Counsel and Secretary
New York, New York
April 9, 2020
Important Notice Regarding the Availability of Proxy Materials for the Tradeweb Markets Inc. Annual Meeting of Stockholders To Be Held on Tuesday, May 19, 2020
This Notice, our Proxy Statement, and our combined Annual Report to Stockholders and Annual Report on Form 10-K/A for the year ended December 31, 2019 are available at www.proxyvote.com.

TRADEWEB MARKETS INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Tuesday, May 19, 2020

GENERAL INFORMATION
The enclosed proxy is solicited by the Board of Directors (the “Board”) of Tradeweb Markets Inc. (“Tradeweb” or the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually at 12:15 p.m., Eastern Time, on Tuesday, May 19, 2020, at www.virtualshareholdermeeting.com/TW2020 and at any adjournment or postponement thereof. Our principal offices are located at 1177 Avenue of the Americas, New York, New York 10036. This Proxy Statement is first being made available to our stockholders on or about April 9, 2020. The Annual Meeting will be a completely “virtual meeting” of stockholders. You are invited to virtually attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to virtually attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card if you received paper copies of the proxy materials, or follow the instructions below to submit your proxy over the Internet.
Outstanding Securities and Quorum
Only holders of record of our Class A common stock, Class B common stock, Class C common stock and Class D common stock (each such designation having par value $0.00001 per share) at the close of business on March 23, 2020, the record date, will be entitled to notice of, and to vote at, the Annual Meeting. On that date, we had 70,654,623 shares of Class A common stock outstanding and entitled to vote, 96,933,192 shares of Class B common stock outstanding and entitled to vote, 7,389,983 shares of Class C common stock outstanding and entitled to vote and 49,873,346 shares of Class D common stock outstanding and entitled to vote. Holders of outstanding shares of Class A common stock, Class B common stock, Class C common stock and Class D common stock vote together as a single class on all matters on which stockholders are entitled to vote generally (except as may be required by law).
Each share of Class A common stock and Class C common stock entitles its holder to one vote on all matters presented to the Company’s stockholders generally. Each share of Class B common stock and Class D common stock entitles its holder to ten votes on all matters presented to the Company’s stockholders generally. The holders of Class C common stock and Class D common stock have no economic interests in the Company (where “economic interests” means the right to receive any dividends or distributions, whether cash or stock, in connection with common stock). These attributes are summarized in the following table:
Class of Common Stock	Par Value	Votes	Economic Rights
Class A common stock	$0.00001	1	Yes
Class B common stock	$0.00001	10	Yes
Class C common stock	$0.00001	1	No
Class D common stock	$0.00001	10	No
All of the shares of our outstanding Class B common stock are currently held by an indirect subsidiary (the “Refinitiv Direct Owner”) of Refinitiv Holdings Limited. Refinitiv Holdings Limited (“Refinitiv”) is controlled by (i) certain investment funds affiliated with The Blackstone Group Inc. (f/k/a The Blackstone Group L.P.) (“Blackstone”), (ii) an affiliate of Canada Pension Plan Investment Board, (iii) an affiliate of GIC Special Investments Pte. Ltd. and (iv) certain co-investors (collectively, the “Investor Group”). The

Investor Group collectively holds indirectly a 55% economic ownership interest in Refinitiv, which by virtue of its control of the Refinitiv Direct Owner and, in turn, the Class B common stock, controls greater than 50% of the combined voting power of our Class A common stock, Class B common stock, Class C common stock and Class D common stock. Blackstone has advised us that it intends to vote, and it has advised the Investor Group to vote, all such shares for the election of each of the nominees to the Board named herein and the ratification of the appointment of our independent registered public accounting firm.
A majority of the voting power of Class A common stock, Class B common stock, Class C common stock and Class D common stock entitled to vote, present virtually or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be included in determining the presence of a quorum at the Annual Meeting.
Internet Availability of Proxy Materials
We are furnishing proxy materials to some of our stockholders via the Internet by mailing a Notice of Internet Availability of Proxy Materials, instead of mailing printed copies of those materials. The Notice of Internet Availability of Proxy Materials directs stockholders to a website where they can access our proxy materials, including this Proxy Statement and our combined Annual Report to Stockholders and Annual Report on Form 10-K/A for the year ended December 31, 2019 (the “2019 Annual Report”), and view instructions on how to vote via the Internet or by telephone. If you received a Notice of Internet Availability of Proxy Materials and would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you elect to receive our future proxy materials electronically, you will receive access to those materials via e-mail unless and until you elect otherwise.
Proxy Voting
Shares that are properly voted via the Internet or by telephone or for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted in accordance with the Board’s recommendations as follows: “FOR” the election of each of the nominees to the Board named herein and “FOR” the ratification of the appointment of our independent registered public accounting firm. It is not expected that any additional matters will be brought before the Annual Meeting, but if other matters are properly presented, the persons named as proxies in the proxy card or their substitutes will vote in their discretion on such matters.
The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares are represented by certificates or book entries in your name so that you appear as a stockholder on the records of American Stock Transfer & Trust Company, LLC (“AST”), our stock transfer agent, you may vote by proxy, meaning you authorize individuals named in the proxy card to vote your shares. You may provide this authorization by voting via the Internet, by telephone or (if you have received paper copies of our proxy materials) by returning a proxy card. In these circumstances, if you do not vote by proxy or virtually at the Annual Meeting, your shares will not be voted. If you own shares in street name, meaning that your shares are held by a bank, brokerage firm, or other nominee, you may instruct that institution on how to vote your shares. You may provide these instructions by voting via the Internet, by telephone, or (if you have received paper copies of proxy materials through your bank, brokerage firm, or other nominee) by returning a voting instruction form received from that institution. In these circumstances, if you do not provide voting instructions, the institution may nevertheless vote your shares on your behalf with respect to the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2020, but cannot vote your shares on any other matters being considered at the Annual Meeting.
Voting Standard
With respect to the election of directors (Item 1), a nominee for director shall be elected to the Board by a plurality of the votes cast in respect of the shares of common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. A plurality vote requirement means that the director nominees with the greatest number of votes cast, even if less than a majority, will be elected. You may vote “FOR” or “WITHHOLD” with respect to each nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have the same effect as abstentions. Withhold votes, abstentions, and broker non-votes will have no effect on the outcome of the election. Broker non-votes occur when a person holding shares in street name, such as through a brokerage firm, does not provide instructions as to how to vote those shares and the broker lacks the authority to vote uninstructed shares at its discretion. Under current Nasdaq Global Select Market (“Nasdaq”) interpretations that govern broker non-votes, Item 1 is considered a non-discretionary matter, and a broker will lack the authority to vote uninstructed shares at its discretion on such proposal. Item 2 is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on the proposal.
With respect to the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (Item 2), the affirmative vote of a majority of the voting power of common stock present virtually or represented by proxy and entitled to vote on the matter is required to approve the matter. With respect to Item 2 you may vote “FOR”, “AGAINST”, or “ABSTAIN”. For this matter, abstentions are not counted as affirmative votes on a matter but are counted as present at the Annual Meeting and entitled to vote and will have the effect of a vote “against” the matter, and broker non-votes, if any, will have no effect on the outcome of these matters.
Voting via the Internet or by telephone helps save money by reducing postage and proxy tabulation costs.
VOTE BY INTERNET Shares Held of Record: www.proxyvote.com Shares Held in Street Name: www.proxyvote.com 24 hours a day / 7 days a week INSTRUCTIONS:	VOTE BY TELEPHONE Shares Held of Record: 800-690-6903 Shares Held in Street Name: See Voting Instruction Form 24 hours a day / 7 days a week INSTRUCTIONS:

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Read this Proxy Statement.

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Go to the website listed above.

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Have your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form in hand and follow the instructions.

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Read this Proxy Statement.

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Call the applicable number noted above.

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Have your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form in hand and follow the instructions.

We encourage you to register to receive all future stockholder communications electronically, instead of in print. This means that, after you register, access to the 2019 Annual Report, proxy statement, and other correspondence will be delivered to you via e-mail.
Voting and Attendance at the Annual Meeting
If you own common stock of record, you may virtually attend the Annual Meeting and vote virtually, regardless of whether you have previously voted by proxy card, via the Internet, or by telephone. If you own common stock in street name, you may virtually attend the Annual Meeting, but in order to vote your shares at the Annual Meeting you must obtain a “legal proxy” from the bank, brokerage firm, or other nominee that holds your shares. You should contact your bank or brokerage account representative to learn how to obtain a legal proxy. We encourage you to vote your shares in advance of the Annual Meeting by one of the methods described above, even if you plan to virtually attend the Annual Meeting. If you have already voted prior to the Annual Meeting, you may nevertheless change or revoke your vote at the Annual Meeting as described below. Only stockholders as of the record date (March 23, 2020) are entitled to virtually attend the Annual Meeting. Each stockholder may appoint only one proxyholder or representative to virtually attend on the stockholder’s behalf.
Revocation
If you own common stock of record, you may revoke your proxy or change your voting instructions at any time before your shares are voted at the Annual Meeting by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy (via the Internet or telephone or by returning a proxy card) bearing a later date or by virtually attending the Annual Meeting and voting. A stockholder owning common stock in street name may revoke or change voting instructions by contacting the bank, brokerage firm, or other nominee holding the shares or by obtaining a legal proxy from such institution and voting virtually at the Annual Meeting.

ITEM 1 — ELECTION OF DIRECTORS
Our Board currently has ten seats, divided into three classes: Class I, Class II and Class III. Each class consists, as nearly as possible, of one-third of the total number of directors.
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Our Class I directors are John Finley, Scott Ganeles and Debra Walton, and their terms will expire at this Annual Meeting.

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Our Class II directors are Paula Madoff, Thomas Pluta and Brian West, and their terms will expire at the 2021 Annual Meeting.

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Our Class III directors are Steven Berns, Martin Brand, William (“Billy”) Hult and Lee Olesky, and their terms will expire at the 2022 Annual Meeting.

The Board proposes that Mr. Finley, Mr. Ganeles and Ms. Walton be reelected to Class I for new terms of three years each. Each nominee for director will, if elected, continue in office until the 2023 Annual Meeting and until the director’s successor has been duly elected and qualified, or until the earlier of the director’s death, resignation or removal. The proxy holders named on the proxy card intend to vote the proxy (if you are a stockholder of record) for the election of each of these nominees, unless you indicate on the proxy card that your vote should be cast against any of the nominees. Under Securities and Exchange Commission (“SEC”) rules, proxies cannot be voted for a greater number of persons than the number of nominees named.
Each nominee has consented to be named as a nominee in this Proxy Statement and to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the other nominees and may be voted for a substitute nominee, unless the Board chooses to reduce the number of directors serving on the Board.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE.

Biographical and Related Information of Director Nominees and Continuing Directors
The principal occupations and certain other information about our director nominees and our continuing directors (including the skills and qualifications that led to the conclusion that they should serve as directors) are set forth below. The age shown below for each director is as of May 19, 2020, which is the date of the Annual Meeting.
Nominees for Director Whose Terms Would Expire at the 2023 Annual Meeting
The Board has nominated three directors to be elected at the Annual Meeting to serve for three-year terms ending with the 2023 Annual Meeting of Stockholders and until a successor is duly elected and qualified, or until the earlier of the director’s death, resignation, or removal. Each nominee is currently a director of the Company and has agreed to serve if elected.
John Finley, 63, has served on Tradeweb’s Board since March 2019. Mr. Finley is a Senior Managing Director and Chief Legal Officer of Blackstone and serves on its Management Committee. Before joining Blackstone, Mr. Finley had been a partner with Simpson Thacher & Bartlett for 22 years where he was a member of that law firm’s Executive Committee and Co-Head of Global M&A. Mr. Finley is an Adviser on the American Law Institute’s Restatement of the Law, Corporate Governance project and a member of the Dean’s Advisory Board of Harvard Law School, the Advisory Board of the Harvard Law School Program on Corporate Governance, the Board of Advisors of the Penn Institute for Law and Economics and the Advisory Board of the Penn Netter Center for Community Partnerships. He has served on the Board of Advisors of the Knight-Bagehot Fellowship in Economics and Business Journalism at Columbia University, the Lawyers Committee for Human Rights and the Jewish Board of Family and Children Services. He has also served as Chairman of the Annual International Mergers & Acquisitions Conference of the International Bar Association and on the Committee of Securities Regulation of the New York State Bar Association. Mr. Finley has a BS in Economics, summa cum laude, from the Wharton School of the University of Pennsylvania (1978), a B.A. in History, summa cum laude, from the College of Arts and Sciences of the University of Pennsylvania (1978) and a JD, cum laude, from Harvard Law School (1981).
In nominating Mr. Finley for reelection as a director, the Board considered his extensive business, management and legal experience.
Scott Ganeles, 56, has served on Tradeweb’s Board since March 2019. Mr. Ganeles was the Chief Executive Officer of i-Deal from December 2000 until it merged with Hemscott in 2006 to form Ipreo Holdings LLC. Mr. Ganeles became Chief Executive Officer of Ipreo after the merger and continued as Chief Executive Officer until August 2018. Prior to Ipreo Holdings LLC, Mr. Ganeles was President and Co-Founder of the Carson Group from June 1990 to September 2000. Mr. Ganeles received a B.A. in Political Science from Brown University.
In nominating Mr. Ganeles for reelection as a director, the Board considered his extensive business and management experience and thorough knowledge of our industry.
Debra Walton, 59, has served on Tradeweb’s Board since March 2019 and, prior to the series of reorganization transactions that were completed on April 4, 2019 in connection with the Company’s initial public offering, which closed on April 8, 2019 (the “IPO”), whereby Tradeweb Markets LLC (“TWM LLC”) became the principal operating subsidiary of the Company (the “Reorganization Transactions”), served on the former board of managers of TWM LLC beginning in July 2016. Ms. Walton has served as Chief Revenue Officer of Refinitiv since December 2018. From 2003 through November 2018, Ms. Walton held senior executive positions across product, content, sales and marketing at Refinitiv and the Financial & Risk business division of Thomson Reuters. Prior to Thomson Reuters, Ms. Walton held senior executive roles at Cantor Fitzgerald, Nucleus Financial and Dow Jones Telerate. Ms. Walton has served as an advisory board member of Springboard 2000 Enterprises, Inc. since March 2013.
In nominating Ms. Walton for reelection as a director, the Board considered her extensive business and management experience and valuable knowledge and experience in our industry.

Directors Whose Terms Expire at the 2021 Annual Meeting
Paula Madoff, 52, has served on Tradeweb’s Board since March 2019. Ms. Madoff currently serves as an Advisor to Goldman Sachs (“Goldman”). She had been employed by Goldman for 24 years where she was most recently a Partner and Head of Sales and Distribution for Interest Rate Products and Mortgages until her retirement from this position in August 2017. From August 2017 to April 2018, Ms. Madoff was employed as an Advisory Director at Goldman. She brings experience in managing regulatory and market structure changes, investing, risk management, and capital markets activities. Ms. Madoff serves as a non-executive director on the boards of KKR Real Estate Finance Trust Inc.; Great-West Lifeco; and ICE Benchmark Administration, where she is also Chair of the ICE LIBOR Oversight Committee. She held several additional leadership positions at Goldman, including Co-Chair of the Retirement Committee, overseeing 401(k) and pension plan assets; Chief Executive Officer of Goldman Sachs Mitsui Marine Derivatives Products, L.P.; and was a member of its Securities Division Operating Committee and Firmwide New Activity Committee. Before joining Goldman, Ms. Madoff worked in Mergers and Acquisitions at Wasserstein Perella & Co. and in Corporate Finance at Bankers Trust. Ms. Madoff is a 2018 David Rockefeller Fellow, a member of the Harvard Business School Alumni Board, a member of the Harvard Kennedy School Women’s Leadership Board, and a Director of Hudson River Park Friends. Ms. Madoff received a B.A. degree in Economics, cum laude, from Lafayette College and an M.B.A. from Harvard Business School.
Ms. Madoff was selected to serve on our Board because of her deep bench of knowledge and experience working with sales and distributions for Goldman’s interest rate products and mortgages, as well as her significant service on boards and board committees.
Thomas Pluta, 53, has served on Tradeweb’s Board since March 2019 and, prior to the Reorganization Transactions, served on the former board of managers of TWM LLC beginning in December 2017. Mr. Pluta has served as Global Head of the Linear Rates Trading business at J.P. Morgan since July 2019. Prior to that, Mr. Pluta was Co-Head of Global Rates Trading between April 2015 and July 2019 and Global Head of Short Term Interest Rate Trading between January 2014 and April 2015 at J.P. Morgan. In addition to his 24 year career at J.P. Morgan managing trading teams across the Global Rates, Emerging Markets and Foreign Exchange businesses, he serves as the Corporate and Investment Bank lead for the firm-wide LIBOR Transition Program. A champion for advancing the people agenda at J.P. Morgan, Mr. Pluta has been actively engaged throughout his career, and holds leadership positions in various diversity & inclusion, recruiting, and culture-building efforts. He received a B.A. in Economics from Yale University and an M.B.A. in General Management from the Harvard Business School.
Mr. Pluta was selected to serve on our Board because of his significant trading and management experience and deep knowledge of our industry.
Brian West, 50, has served on Tradeweb’s Board since March 2019. Mr. West has served as Chief Financial Officer of Refinitiv since November 2018. Prior to that, Mr. West was the Chief Financial Officer and Executive Vice President of Operations of Oscar Insurance Corporation between January 2016 and November 2018. Prior to that, Mr. West was the Chief Operating Officer of Nielsen Holdings plc between March 2014 and January 2016 and the Chief Financial Officer of Nielsen Holdings plc (or its predecessor) from February 2007 to March 2014. Prior to joining Nielsen Holdings plc, Mr. West was employed by the General Electric Company as the Chief Financial Officer of its GE Aviation division from June 2005 to February 2007. Prior to that, Mr. West held several senior financial positions across General Electric Company businesses, including NBC and Plastics. Mr. West is a veteran of General Electric Company’s financial leadership program and spent more than 16 years with General Electric Company. In the past, Mr. West served as a director and Chair of the Audit Committee of Getty Images. He received a B.S. degree in finance from Siena College and an M.B.A. from Columbia University.
Mr. West was selected to serve on our Board because of his extensive financial knowledge, including from his service as Chief Financial Officer at GE Aviation, Nielsen Holdings plc, Oscar Insurance Corporation and, most recently, at Refinitiv.
Directors Whose Terms Expire at the 2022 Annual Meeting
Steven Berns, 55, has served on Tradeweb’s Board since April 2020. Mr. Berns has served as Chief Financial Officer of GTT Communications, Inc. since April 2020. Prior to that, Mr. Berns served as Chief

Financial Officer of Shutterstock, Inc. (“Shutterstock”) from September 2015 to June 2019, and as Chief Operating Officer and Co-Chief Operating Officer of Shutterstock from March 2017 to March 2019 and March 2019 to June 2019, respectively. Prior to joining Shutterstock, Mr. Berns served as Executive Vice President and Chief Financial Officer of Tribune Media Company (“Tribune”) from 2013 to 2015, and Executive Vice President and Chief Financial Officer of Revlon, Inc. (“Revlon”) from 2009 to 2013. Prior to that, Mr. Berns served as the Chief Financial Officer of TWM LLC, the Company’s predecessor, and President, Chief Financial Officer and Director of MDC Partners, Inc. (“MDC Partners”). He previously held several senior financial positions at the Interpublic Group of Companies, Inc. and Revlon. Mr. Berns currently serves as a board member for Forum Merger II Corporation and has previously served as a board member of Forum Merger Corporation, Shutterstock and LivePerson, Inc. Mr. Berns received a B.S. in Business and Economics from Lehigh University and an Executive MBA in Finance from New York University, Stern School of Business.
Mr. Berns was selected to serve on our Board because of his extensive financial knowledge, including from his service as Chief Financial Officer of Tribune, Revlon, TWM LLC, MDC Partners, and most recently Shutterstock.
Martin Brand, 45, has served as Chairperson of Tradeweb’s Board since March 2019. Mr. Brand is a Senior Managing Director in the Private Equity Group at Blackstone and has held various positions at Blackstone since 2003. Mr. Brand leads the private equity investments in financial institutions, and co-leads private equity investments in technology. In addition, he is a member of the Investment Committee of Blackstone’s Tactical Opportunities funds. Mr. Brand also serves as a director of Kronos, Inc., Exeter Finance Corporation, Paysafe Group Ltd, Refinitiv and First Eagle Investment Management. Mr. Brand serves on the Board of the Park Avenue Armory. He is a Trustee of the American Academy, Berlin. Prior to joining Blackstone, he served as a consultant with McKinsey & Company and a derivatives trader with Goldman, Sachs & Co. Mr. Brand received a B.A./M.A. in Mathematics and Computation from Oxford University and an M.B.A. from the Harvard Business School.
Mr. Brand was selected to serve on our Board because of his significant experience leading private equity investments in financial institutions and extensive board experience.
William “Billy” Hult, 50, has served as Tradeweb’s President since its formation and has served on its Board since March 2019. Mr. Hult has served as TWM LLC’s President since September 2008 and, prior to the Reorganization Transactions, served on the former board of managers of TWM LLC beginning in September 2008. Mr. Hult joined Tradeweb in July 2000 as a product manager and oversaw the creation of our TBA-MBS marketplace. In 2005, Mr. Hult went on to serve as the head of U.S. products overseeing the firm’s expansion into new asset classes. Prior to joining Tradeweb, Mr. Hult held a variety of trading positions at Société Générale from 1997 to 2000. He received a B.A. from Denison University.
Mr. Hult was selected to serve on our Board because of the perspective, management, industry experience and operational expertise in our business that he has developed as our President.
Lee Olesky, 58, is our co-founder and has served as Tradeweb’s Chief Executive Officer and on its Board since its formation. Mr. Olesky has been TWM LLC’s Chief Executive Officer since September 2008 and, prior to the Reorganization Transactions, served on the former board of managers of TWM LLC beginning in 2008. After being our founding Chairperson of the Board from 1996 to 1998, Mr. Olesky rejoined the Company in February 2002 in London as President, driving the Company’s expansion in Europe and into the global derivatives markets. He then led the expansion of Tradeweb into Asia, opening offices in Tokyo, Hong Kong and Singapore. Prior to returning to the Company, Mr. Olesky worked at Credit Suisse First Boston from 1993 to 1999 in a variety of management positions, ultimately as Chief Operating Officer for the Fixed Income Americas division. Following his time at Credit Suisse First Boston, from 1999 to 2002, he served as Chief Executive Officer of BrokerTec, an electronic brokerage platform that he co-founded. He received a B.A. from Tulane University and a J.D. from The George Washington University.
Mr. Olesky was selected to serve on our Board because of the perspective, management, leadership experience and operational expertise in our business that he has developed as our Chief Executive Officer.

CORPORATE GOVERNANCE
Controlled Company Exception and Director Independence
Our Board has affirmatively determined that Mr. Berns, Mr. Ganeles and Ms. Madoff are independent directors under the rules of Nasdaq, and are independent directors as such term is defined in Rule 10A-3(b)(1) under the Exchange Act.
The Refinitiv Direct Owner and an indirect subsidiary of Refinitiv that, prior to the Reorganization Transactions, owned membership interests of TWM LLC and that continues to own common membership interests of TWM LLC (“LLC Interests”) after the completion of the IPO and Reorganization Transactions (the “Refinitiv LLC Owner”, and together with the Refinitiv Direct Owner, the “Refinitiv Owners”), who are parties to that certain stockholders agreement with the Company (the “Stockholders Agreement”), hold Class B common stock and Class D common stock collectively representing a majority of the combined voting power of our total outstanding common stock. As a result, we are a “controlled company” within the meaning of the corporate governance standards of Nasdaq. Under these corporate governance standards, a company of which more than 50% of the voting power is held by an individual, a group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including:
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the requirement that a majority of our Board consist of independent directors;

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the requirement that director nominations be made, or recommended to the full Board, by its independent directors or by a nominations committee that is composed entirely of independent directors; and

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the requirement that we have a Compensation Committee that is composed entirely of independent directors.

We rely on all of the exemptions listed above. As a result, we do not have a majority of independent directors and our Nominating and Corporate Governance Committee and Compensation Committee do not consist entirely of independent directors. Accordingly, you will not have the same protections afforded to stockholders of companies that are subject to all of the applicable stock exchange rules.
Board Leadership
The Board directs and oversees the management of the business and affairs of the Company in a manner consistent with the best interests of the Company. The Board’s responsibility is one of oversight, and in performing its oversight role, the Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with our stockholders.
The Board selects its chairperson (“Chairperson”) and the Company’s Chief Executive Officer in the manner it considers in the best interests of the Company. Therefore, the Board does not have a policy on whether the roles of Chairperson and Chief Executive Officer should be separate or combined and, if it is to be separate, whether the Chairperson should be selected from the independent directors. At the present time, Mr. Brand serves as the Chairperson of the Board.
Executive Sessions.
The non-management directors meet in executive session with no members of management present at every regularly scheduled meeting of the Board. The Chairperson of the Board (or, if the Chairperson is a management director or is not an independent director, a director designated by the non-management or independent directors, as applicable) presides at the executive sessions of the Board.
Communications with Directors
Stockholders and other interested parties may communicate with the Board by writing to the General Counsel, Tradeweb Markets Inc., 1177 Avenue of the Americas, New York, New York 10036. Written communications may be addressed to the Chairperson of the Board, the chairperson of any of the Audit,

Nominating and Corporate Governance, and Compensation Committees, or to the non-management or independent directors as a group. The General Counsel will forward such communications to the appropriate party.
Risk Oversight
The Board exercises direct oversight of strategic risks to the Company. The Audit Committee reviews guidelines and policies governing the process by which senior management assesses and manages the Company’s exposure to risk, including the Company’s major financial and operational risk exposures and the steps management takes to monitor and control such exposures. The Company’s Chief Risk Officer updates the Board and the Audit Committee regularly throughout the year, and more frequently as necessary and appropriate. The Board and Audit Committee provide feedback and recommendations accordingly. The Compensation Committee oversees risks relating to the Company’s compensation policies and practices. Each committee charged with risk oversight reports to the Board on those matters.
Corporate Governance Documents
Please visit our investor relations website at https://investors.tradeweb.com/corporate-governance/, “Documents and Charters,” for additional information on our corporate governance, including:
•
Our Amended and Restated Bylaws (our “Bylaws”);

•
Our Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”);

•
Our Code of Business Conduct and Ethics; and

•
The charters approved by the Board for the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

Board Meetings and Committees
The Board meets regularly during the year, and holds special meetings and acts by unanimous written consent whenever circumstances require. During 2019, there were six meetings of the Board. Each director attended at least 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees on which he or she served (during the periods that he or she served) during 2019. In addition, directors are expected to make every effort to virtually attend any meetings of stockholders.
The Board has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee (collectively, the “Committees”). The Committees keep the Board informed of their actions and provide assistance to the Board in fulfilling its oversight responsibility to stockholders. The table below provides current membership information as well as meeting information for the last fiscal year.
Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Steven Berns	X*
Martin Brand		X*	X
John Finley		X	X*
Scott Ganeles	X	X
Billy Hult
Paula Madoff	X	X	X
Lee Olesky
Thomas Pluta
Debra Walton
Brian West		X

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Total Meetings in 2019	6	1	3

*
Denotes committee chair

The functions performed by these Committees, which are set forth in more detail in their charters, are summarized below.
Audit Committee
The members of the Audit Committee are Mr. Berns, as Chairperson, Mr. Ganeles, and Ms. Madoff. The Audit Committee is responsible for, among other things:
•
overseeing the quality and integrity of the Company’s financial statements, including oversight of the Company’s accounting and financial reporting processes and financial statement audits;

•
overseeing the Company’s compliance with legal and regulatory requirements applicable to financial statements and accounting and financial reporting processes;

•
overseeing the independent registered public accounting firm’s qualifications, performance and independence;

•
overseeing the performance of the Company’s internal audit function; and

•
preparing the audit committee report required by the SEC to be included in the Company’s annual proxy statement.

Mr. Berns qualifies as our “audit committee financial expert” within the meaning of regulations adopted by the SEC. Our Board has also determined that each of Mr. Berns, Mr. Ganeles and Ms. Madoff are “independent” as defined under Nasdaq rules and the Exchange Act and rules and regulations promulgated thereunder.
The Audit Committee recommends the annual appointment and reviews the independence of auditors and reviews the scope of audit and non-audit assignments and related fees, the results of the annual audit, accounting principles used in financial reporting, internal auditing procedures, the adequacy of our internal control procedures, related party transactions and investigations into matters related to audit functions. The Audit Committee is also responsible for overseeing risk management on behalf of our Board.
Compensation Committee
The members of the Compensation Committee are Mr. Brand, as Chairperson, Mr. Finley, Mr. Ganeles, Ms. Madoff and Mr. West. The principal responsibilities of the Compensation Committee are to review and approve matters involving executive and director compensation, recommend changes in employee benefit programs, authorize equity and other incentive arrangements and authorize our Company to enter into employment and other employee-related agreements. The Compensation Committee is responsible for, among other things:
•
establishing and reviewing the overall compensation philosophy of the Company;

•
reviewing and approving corporate goals and objectives relevant to Chief Executive Officer and other executive officers’ compensation, including annual performance objectives, if any;

•
evaluating the performance of the Chief Executive Officer and determining and approving, or recommending to the Board, the annual salary, bonus, equity-based incentives and other benefits, direct and indirect, of the Chief Executive Officer;

•
reviewing and approving, or recommending to the Board, the annual salary, bonus, equity and equity-based incentives and other benefits, direct and indirect, of the executive officers other than the Chief Executive Officer;

•
with respect to executive compensation programs: (i) reviewing and approving, or recommending to the full Board, new or modified executive compensation programs; (ii) reviewing on a periodic basis the operations of the Company’s executive compensation programs to determine whether they are effective in achieving their intended purpose(s); (iii) establishing and periodically reviewing policies for the administration of executive compensation programs; and (iv) taking steps to modify any executive compensation program to enhance the alignment of payments and benefits with executive and corporate performance and the Company’s business strategy;

•
reviewing and recommending to the Board the form and amount of director compensation, in accordance with the Company’s Non-Employee Director Compensation Policy as well as making recommendations regarding director’s and officer’s indemnification and insurance matters;

•
reviewing and approving or recommending to the Board, any employment or service-related contracts or transaction involving current or former directors and executive officers of the Company, and any related compensation, including consulting arrangements, employment contracts, severance or termination arrangements;

•
reviewing and approving, or recommending to the Board, the Company’s equity-based plans, equity-based awards and incentive-compensation plans, and administering the plans in accordance with their terms or oversee the activities of the individuals responsible for administering those plans, as applicable;

•
monitoring the Company’s regulatory and internal compliance with respect to compensation matters; and

•
preparing the compensation committee report on executive officer compensation as required by the SEC to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC.

Nominating and Corporate Governance Committee
The members of the Nominating and Corporate Governance Committee are Mr. Finley, as Chairperson, Mr. Brand, and Ms. Madoff. The Nominating and Corporate Governance Committee assists our Board in identifying individuals qualified to become Board members, makes recommendations for nominees for committees and develops, recommends to the Board and reviews our corporate governance principles. The Nominating and Corporate Governance Committee is responsible for, among other things:
•
identifying individuals qualified to become directors, consistent with the criteria approved by the Board, from time to time, and selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders or to fill vacancies or newly created directorships that may occur between such meetings;

•
developing and recommending to the Board a set of corporate governance principles to be included in the Company’s Corporate Governance Guidelines, as the same may be amended from time to time, and assisting the Board in complying with them;

•
overseeing the evaluation of the Board and management;

•
recommending members of the Board to serve on committees of the Board and evaluating the functions and performance of such committees;

•
overseeing and approving the management continuity planning process; and

•
otherwise taking a leadership role in shaping the corporate governance of the Company.

Director Nominations
The Nominating and Corporate Governance Committee identifies individuals believed to be qualified as candidates to serve on the Board and selects, or recommends that the Board select, the nominees for all directorships to be filled by the Board or by our stockholders at an annual or special meeting. In identifying candidates for membership on the Board, the Committee takes into account all factors it considers appropriate, which may include (a) individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially and (b) all other factors the Committee considers appropriate, which may include age, diversity of background, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, various and relevant career experience, relevant technical skills, relevant business or government acumen, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing Board. The Committee also may consider the extent to which the candidate would fill a present need on the Board. When evaluating whether to re-nominate existing directors, the Committee considers matters relating to the retirement of current directors, including term limits or age limits, as well as the performance of such directors.
The Nominating and Corporate Governance Committee evaluates director candidates recommended by stockholders on a substantially similar basis as it considers other nominees. Any recommendation submitted to the Secretary should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and the written consent of the candidate to serve as one of our directors if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Secretary, Tradeweb Markets Inc., 1177 Avenue of the Americas, New York, New York 10036. All recommendations for nomination received by the Secretary that satisfy the requirements of our Bylaws relating to such director nominations will be presented to the Nominating and Corporate Governance Committee for its consideration. Please see the section entitled “Proposals of Stockholders” for information regarding the advance notice provisions applicable to stockholder director nominations set forth in our Bylaws.
In addition, pursuant to the Stockholders Agreement, the Refinitiv Owners have the right to designate nominees to our Board subject to the maintenance of certain ownership requirements in us. See “Certain Relationships and Related Party Transactions — Related Party Transactions Entered Into in Connection With the IPO — Stockholders Agreement” for additional information.
Compensation Committee Interlocks and Insider Participation
None of our executive officers serves, or in the past year has served, as a member of the Board or Compensation Committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or Compensation Committee. No interlocking relationship exists between any member of the Compensation Committee (or other committee performing equivalent functions) and any executive, member of the Board or member of the Compensation Committee (or other committee performing equivalent functions) of any other company.
Code of Ethics
We have adopted a Code of Business Conduct and Ethics applicable to all of our directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and all global employees. Our Code of Business Conduct and Ethics is a “code of ethics,” as defined in Item  406(b) of Regulation S-K. Our Code of Business Conduct and Ethics is available on our website at https://investors.tradeweb.com/corporate-governance/. See “Corporate Governance — Corporate Governance Documents” for additional information. In the event that we amend or waive certain provisions of our Code of Business Conduct and Ethics applicable to our principal executive officer, principal financial officer or principal accounting officer that requires disclosure under applicable SEC rules, we intend to disclose the same on our website. The information contained on, or accessible from, our website is not part of this Proxy Statement by reference or otherwise.

ITEM 2 — RATIFICATION OF APPOINTMENT OF DELOITTE AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Under the rules and regulations of the SEC, Nasdaq and the Public Company Accounting Oversight Board (the “PCAOB”), the Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm. In addition, the Audit Committee considers the independence of our independent registered public accounting firm and participates in the selection of the independent registered public accounting firm’s lead engagement partner. The Audit Committee has appointed, and, as a matter of good corporate governance, is requesting ratification by our stockholders of the appointment of, the registered public accounting firm of Deloitte to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Deloitte has served as our independent registered public accounting firm since November 2018.
The Board and the Audit Committee believe that the continued retention of Deloitte as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders. If stockholders do not ratify the selection of Deloitte, the Audit Committee will evaluate the stockholder vote when considering the selection of a registered public accounting firm for the audit engagement for the 2020 fiscal year. In addition, even if stockholders ratify the selection of Deloitte as our independent registered public accounting firm, the Audit Committee may nevertheless periodically request proposals from the major registered public accounting firms and as a result of such process may select Deloitte or another registered public accounting firm as our independent registered public accounting firm.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
As a result of the transaction pursuant to which Refinitiv indirectly acquired on October 1, 2018 substantially all of the financial and risk business of the Thomson Reuters and Thomson Reuters indirectly acquired a 45% ownership interest in Refinitiv (the “Refinitiv Transaction”), PricewaterhouseCoopers LLP, TWM LLC’s independent registered public accounting firm, ceased to be independent with respect to TWM LLC on October 1, 2018. Accordingly, PricewaterhouseCoopers LLP was dismissed as TWM LLC’s independent registered public accounting firm for financial statement periods beginning subsequent to September 30, 2018. The dismissal of PricewaterhouseCoopers LLP became effective upon issuance by PricewaterhouseCoopers LLP of its report on the consolidated financial statements for the nine months ended September 30, 2018.
During the year ended December 31, 2017, and the subsequent interim period through September 30, 2018, (i) there were no “disagreements” between us and PricewaterhouseCoopers LLP (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make reference to the subject matter of the disagreements in connection with their reports on the financial statements for such periods, and (ii) there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.
TWM LLC has provided a copy of the above statements to PricewaterhouseCoopers LLP and requested that PricewaterhouseCoopers LLP furnish TWM LLC with a letter addressed to the SEC stating whether or not they agree with the above disclosure. A copy of that letter, dated October 15, 2019, is filed as an exhibit to the Company’s registration statement on Form S-1, filed with the SEC on October 15, 2019.
On November 11, 2018, the Company engaged Deloitte as its independent registered public accounting firm, and TWM LLC also engaged Deloitte as its independent registered public accounting firm on February 6, 2019. During the fiscal year ended December 31, 2017 and the subsequent interim period through September 30, 2018, TWM LLC (or any person on its behalf) did not consult with Deloitte regarding any of the matters described in Items 304(a)(2)(i) or 304(a)(2)(ii) of Regulation S-K.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Representatives of Deloitte are expected to virtually attend the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions from stockholders.
Consistent with SEC and PCAOB requirements regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation for and overseeing the work of, the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.
Prior to engagement of the independent registered public accounting firm for the next year’s audit, management will submit to the Audit Committee for approval a list of services and related fees expected to be rendered during that year within each of the following four categories of services:
(1)
Audit services include audit work performed on the financial statements and internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

(2)
Audit-related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, employee benefit plan audits and special procedures required to meet certain regulatory requirements.

(3)
Tax services include all services, except those services specifically related to the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with coordination of execution of tax-related activities, primarily in the area of corporate development; supporting other tax-related regulatory requirements; tax planning; and tax compliance and reporting.

(4)
All Other services are those services not captured in the Audit, Audit-Related or Tax categories.

Prior to engagement, the Audit Committee pre-approves independent registered public accounting firm services within each category and the fees of each category are budgeted. The Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.
The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. All of the services in the table below were pre-approved by the Audit Committee.

The following is a description of the professional services performed and the fees billed by PricewaterhouseCoopers LLP (“PwC”) for the nine months ended September 30, 2018 and Deloitte for the three months ended December 31, 2018 and the fiscal year ended December 31, 2019.
	Fiscal Year Ended December 31, 2019	Three Months Ended December 31, 2018	Nine Months Ended September 30, 2018
	Deloitte	Deloitte	PwC
Audit Fees (1)	$3,397,150	$2,298,950	$1,932,155
Audit-related Services (2)	—	—	253,000
Tax Fees (3)	—	—	3,179
All Other Fees (4)	4,126	—	—
Total	$3,401,276	$2,298,950	2,188,334

(1)
Audit fees consist of fees for professional services rendered for the audit of our financial statements, review of interim financial statements, assistance with registration statements filed with the SEC and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)
Audit related services consist of services or procedures associated with Service Organization Control (SOC) audits.

(3)
Tax fees are for tax compliance services.

(4)
All other fees relate to professional services not included in the categories above, including fees related to a subscription to an accounting research tool.

AUDIT COMMITTEE REPORT
The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, for preparing the financial statements, and for the reporting process. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and our independent registered public accounting firm. The Company’s independent registered public accounting firm is engaged to audit and report on the conformity of the Company’s financial statements to accounting principles generally accepted in the United States.
In this context, the Audit Committee reviewed and discussed with management and our independent registered public accounting firm the audited financial statements for the year ended December 31, 2019 (the “Audited Financial Statements”), management’s assessment of the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and SEC, including PCAOB Auditing Standard No. 1301, Communications with Audit Committees. In addition, the Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the PCAOB regarding our independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with our independent registered public accounting firm its independence.
Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2019, for filing with the SEC.
The Audit Committee
Steven Berns, Chairperson
Scott Ganeles
Paula Madoff

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our Class A common stock and our Class B common stock as of March 23, 2020 for:
•
each person or entity who is known by us to beneficially own more than 5% of our Class A or our Class B common stock;

•
each of our directors and named executive officers; and

•
all of our directors and executive officers as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. Applicable percentage ownership is based on 70,654,623 shares of Class A common stock, 96,933,192 shares of Class B common stock, 7,389,983 shares of Class C common stock and 49,873,346 shares of Class D common stock outstanding as of March 23, 2020. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, or other rights, including the redemption rights described elsewhere in this proxy statement, held by such person that have vested or will vest within 60 days of March 23, 2020 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is c/o Tradeweb Markets Inc., 1177 Avenue of the Americas, New York, New York 10036. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.
Name of beneficial owner	Class A Common Stock (on a fully exchanged and converted basis)(1)		Class B Common Stock (on a fully exchanged basis)(2)		Combined Voting Power(3)
	Number	%	Number	%	%
Entities affiliated with Refinitiv(4)	119,921,521	53.3%	119,921,521	53.3%	77.6%
Lee Olesky(5)	4,092,463	1.8%	—	—	*
Billy Hult(6)	2,411,890	1.1%	—	—	*
Steven Berns(7)	—	—	—	—	—
Enrico Bruni(8)	519,129	*	—	—	*
Martin Brand(9)	—	—	—	—	—
John G. Finley(10)	—	—	—	—	—
Scott C. Ganeles	3,704	*	—	—	*
Paula B. Madoff	3,704	*	—	—	*
Thomas Pluta	3,704	*	—	—	*
Debra Walton(11)	—	—	—	—	—
Brian West(12)	—	—	—	—	—
All executive officers and directors as a group (16 persons)(13)	8,198,525	3.6%	—	—	*

*
Represents less than 1.0% of outstanding shares or voting power, as applicable.

(1)
Each Continuing LLC Owner (as defined herein) that holds LLC Interests also holds corresponding shares of Class C common stock or Class D common stock, as the case may be. Each LLC Interest held by the Continuing LLC Owners is redeemable in accordance with the terms of the TWM LLC Agreement (as defined herein), at the election of such holder, for newly issued shares of Class A common stock or Class B common stock on a one-for-one basis (and such holders’ shares of Class C common stock or Class D common stock, as the case may be, will be cancelled on a one-for-one basis upon any such issuance). The Continuing LLC Owners that hold shares of Class D common stock may also from time to time exchange all or a portion of their shares of our Class D common stock for newly issued shares of Class C common stock on a one-for-one basis (in which case their shares of Class D common stock will be cancelled on a one-for-one basis upon such issuance). Holders of Class B common stock may from time to time exchange all or a portion of their shares of our Class B common stock for newly issued shares of Class A common stock on a one-for-one basis (in which case their shares of Class B common stock will be cancelled on a one-for-one basis upon any such issuance). The numbers of shares of Class A common stock beneficially owned and percentages of beneficial ownership set forth in the table assume that (i) all LLC Interests held by Continuing LLC Owners have been redeemed or exchanged for shares of Class A common stock (and the corresponding shares of Class C common stock and/or Class D common stock, as the case may be, have been cancelled) and (ii) all shares of Class B common stock have been exchanged for shares of Class A common stock.
(2)
Each Continuing LLC Owner that holds LLC Interests also holds a corresponding number of shares of Class C common stock or Class D common stock, as the case may be, and the Refinitiv Direct Owner owns shares of Class B common stock. Each LLC Interest held by Continuing LLC Owners that hold shares of Class D common stock will be redeemable in accordance with the terms of the TWM LLC Agreement, at the election of such holder, for newly issued shares of Class B common stock on a one-for one basis (and such holders’ shares of Class D common stock will be cancelled on a one-for-one basis upon any such issuance). The numbers of shares of Class B common stock beneficially owned and percentages of beneficial ownership set forth in the table assume that all LLC Interests of Continuing LLC Owners that hold shares of Class D common stock have been exchanged for shares of Class B common stock (and the corresponding shares of Class D common stock have been cancelled).

(3)
Percentage of combined voting power represents voting power with respect to all shares of our Class A common stock, Class B common stock, Class C common stock and Class D common stock, voting together as a single class. Each holder of Class B common stock and Class D common stock is entitled to 10 votes per share and each holder of Class A common stock and Class C common stock is entitled to one vote per share on all matters submitted to our stockholders for a vote. Our Class C common stock and Class D common stock do not have any economic interests (where “economic interests” means the right to receive any dividends or distributions, whether cash or stock, in connection with common stock) associated with our Class A and Class B common stock.

(4)
Reflects securities held directly by Refinitiv TW Holdings Ltd. and Refinitiv US PME LLC. Refinitiv US LLC is the controlling member of Refinitiv US PME LLC. Refinitiv US Holdings Inc. is the sole member of Refinitiv US LLC. Refinitiv Parent Ltd is the sole shareholder of each of Refinitiv US Holdings Inc. and Refinitiv TW Holdings Ltd. Refinitiv Holdings Limited is the sole shareholder of Refinitiv Parent Ltd. BCP York Holdings (Delaware) L.P. is the majority shareholder of Refinitiv Holdings Limited. BCP York Holdings GP (Delaware) L.L.C. is the general partner of BCP York Holdings (Delaware) L.P. BCP York Subsidiary (Cayman) L.P. is the sole member of BCP York Holdings GP (Delaware) L.L.C. BCP VII Holdings Manager (Cayman) L.L.C. is the general partner of BCP York Subsidiary (Cayman) L.P. Blackstone Management Associates (Cayman) VII L.P. is the managing member of BCP VII Holdings Manager (Cayman) L.L.C. BCP VII GP L.L.C. is the general partner of Blackstone Management Associates (Cayman) VII L.P. Blackstone Holdings III L.P. is the sole member of BCP VII GP L.L.C. The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III GP L.P. is Blackstone Holdings III GP Management L.L.C. The sole member of Blackstone Holdings III GP Management L.L.C. is The Blackstone Group Inc. The sole holder of the Class C common stock of The Blackstone Group Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of the entities described in this footnote and Stephen A. Schwarzman may be deemed to beneficially own the securities directly or indirectly controlled by such entities or him, but each (other than to the extent it or he directly holds securities as described herein) disclaims beneficial ownership of such securities.

(5)
Includes 4,072,463 shares of Class A common stock issuable upon exercise of options that have vested or will vest within 60 days after March 23, 2020, including 138,164 shares of Class A common stock issuable upon exercise of options through The Lee Olesky 2019 Family Trust. Mr. Olesky owns 20,000 shares of Class A common stock through The Lee Olesky 2019 Family Trust. Lee Olesky and his wife, as the co-trustees of The Lee Olesky 2019 Family Trust, share the power to vote and invest the securities, but each disclaims beneficial ownership of such securities. Mr. Olesky may be deemed to beneficially own the securities but disclaims beneficial ownership of such securities.
(6)
Includes 2,399,890 shares of Class A common stock issuable upon exercise of options that have vested or will vest within 60 days after March 23, 2020.

(7)
Mr. Berns became a director of the Board effective April 3, 2020.

(8)
Includes 489,129 shares of Class A common stock issuable upon exercise of options that have vested or will vest within 60 days after March 23, 2020.

(9)
Mr. Brand is a Senior Managing Director of The Blackstone Group. Mr. Brand disclaims beneficial ownership of any securities owned directly or indirectly by the Refinitiv entities.

(10)
Mr. Finley is a Senior Managing Director and the Chief Legal Officer of The Blackstone Group. Mr. Finley disclaims beneficial ownership of any securities owned directly or indirectly by the Refinitiv entities.

(11)
Ms. Walton is the Chief Revenue Officer of Refinitiv. Ms. Walton disclaims beneficial ownership of any securities owned directly or indirectly by the Refinitiv entities.

(12)
Mr. West is the Chief Financial Officer of Refinitiv. Mr. West disclaims beneficial ownership of any securities owned directly or indirectly by the Refinitiv entities.

(13)
Includes 8,096,928 shares of Class A common stock issuable upon exercise of options and restricted stock units, as applicable, that have vested or will vest within 60 days after March 23, 2020.

EXECUTIVE OFFICERS OF THE COMPANY
Set forth below is certain information regarding each of our current executive officers, including age as of May 19, 2020, other than for Mr. Olesky and Mr. Hult, whose biographical information is presented under “Item 1 — Election of Directors.”
Enrico Bruni, 48, has served as Managing Director, Head of Europe and Asia Business of TWM LLC since February 2013 and has served in the same position at Tradeweb since April 2019. Mr. Bruni joined Tradeweb in 2002 and has been instrumental in developing the interest rate swaps business in Europe and Asia. Prior to joining Tradeweb, from 1995 to 2002, Mr. Bruni was at J.P. Morgan where he worked in a number of business and product management roles across the markets division, with particular focus on their e-trading strategy. Mr. Bruni received a business management degree from L. Bocconi University, Milan.
Douglas Friedman, 49, has served as Tradeweb’s General Counsel and Secretary since its formation and as the General Counsel of TWM LLC since November 2009, prior to which he served as the Assistant General Counsel of TWM LLC beginning in June 2005. Prior to joining Tradeweb, Mr. Friedman worked in the litigation department of King & Spalding LLP, an international law firm, from 2001 to 2005, where he focused on securities litigation and regulatory investigations. Prior to that, he worked at Cadwalader, Wickersham and Taft LLP and at Gibbons P.C. He received a B.A. from the University of Michigan and a J.D. from Seton Hall University School of Law.
Simon Maisey, 48, has served as Managing Director, Global Head of Corporate Development of TWM LLC since May 2016 and has served in the same position at Tradeweb since April 2019. Prior to that, Mr. Maisey served as Managing Director in Finance and Business Development of TWM LLC beginning in May 2014. Prior to joining Tradeweb, from 1998 to May 2014, Mr. Maisey worked at J.P. Morgan, most recently in the position of Managing Director, eCommerce for the global rates business. In addition, he has also held roles as COO and CFO of J.P. Morgan’s fixed income businesses and served on the TWM LLC board of directors as a J.P. Morgan representative from 2009 to 2014. He holds a MEng (Hons) from the University of Oxford.
Justin Peterson, 57, has served as Chief Technology Officer of Tradeweb since April 1, 2020, and has served on TWM LLC’s Global Operating Committee since January 2014. Mr. Peterson joined TWM LLC in 1999 and served as Managing Director, Head of Institutional Technology, from January 2008 to March 2020.. Prior to joining Tradeweb, Mr. Peterson served as Vice President at Citibank from 1995 to 1999. Prior to that, he held positions at NYNEX Science and Technology and Hughes Aircraft Company. Mr. Peterson holds a B.S. in engineering from Harvey Mudd College, and a Ph.D. and M.S. in Computer Science from the Georgia Institute of Technology.
Robert Warshaw, 66, has served as Tradeweb’s Chief Financial Officer since its formation and as the Chief Financial Officer of TWM LLC since May 2011. Mr. Warshaw joined the Company in July 2009 as a managing director and Head of Equities and became Head of Business Development in November 2010. Prior to joining Tradeweb, Mr. Warshaw led venture capital-backed technology startups in the electronic trading, telepresence and social networking fields. Prior to that, he served as Chief Information Officer and a director of Lazard as well as a partner at McKinsey & Company, where he advised large companies in the financial and technology sectors. Mr. Warshaw began his career at the former Andersen Consulting, since renamed Accenture, where he worked on a series of global assignments in the financial sector. He received a B.A. from the University of Pennsylvania and a master of management from the Kellogg School of Management at Northwestern University.
Scott Zucker, 51, has served as Tradeweb’s Chief Risk and Administrative Officer since February 2020 and served as Chief Administrative Officer since its formation and as the Chief Administrative Officer of TWM LLC since November 2009. He joined the company in 2002 as General Counsel. Prior to joining Tradeweb, from 1999 to 2002, Mr. Zucker worked in the Corporate Department of Willkie Farr & Gallagher LLP, an international law firm, providing legal, regulatory and securities law support exclusively to Bloomberg LP. He also worked in the Corporate Department of Robinson, Silverman, Pearce, Aronsohn and Berman LLP (now Bryan Cave Leighton Paisner LLP) from 1996 to 1999, where he specialized in general corporate and securities matters. Mr. Zucker is a member of the Market Risk Advisory Committee of the U.S. Commodity Futures Trading Commission and serves on the board of directors of Habitat for Humanity NYC. He received a B.A. from Tufts University and a J.D. from Hofstra University School of Law.

EXECUTIVE COMPENSATION
As an emerging growth company, Tradeweb has opted to comply with the executive compensation rules applicable to “smaller reporting companies,” as defined under the Securities Act. Those rules require compensation disclosure only for Tradeweb’s principal executive officer and its next two most highly compensated executive officers.
The tabular disclosure and discussion that follow describe Tradeweb’s executive compensation program during the fiscal years ended December 31, 2019 and December 31, 2018 with respect to Tradeweb’s named executive officers, including: Lee Olesky, Tradeweb’s Chief Executive Officer; William Hult, Tradeweb’s President; and Enrico Bruni, Tradeweb’s Managing Director, Head of Europe and Asia Business (collectively, Tradeweb’s “named executive officers”).
Summary Compensation Table
The following table sets forth the compensation paid to the named executive officers (the “NEOs”) that is attributable to services performed during fiscal years 2019 and 2018.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Lee Olesky Chief Executive Officer	2019	770,000	—	3,392,000	—	7,000,000	48,498	11,210,498
	2018	770,000	—	2,952,000	12,508,379	6,400,000	49,216	22,679,595
William Hult President	2019	660,000	—	2,830,000	—	6,234,000	45,301	9,769,301
	2018	660,000	—	2,461,250	6,700,918	5,700,000	46,950	15,569,118
Enrico Bruni Managing Director, Head of Europe and Asia Business(6)	2019	392,123	1,719,182	500,000	—	—	35,976	2,647,281

(1)
Mr. Bruni received a discretionary annual bonus as described below in the section entitled “Narrative Disclosure to Summary Compensation Table — Annual Cash Incentive Awards.”

(2)
The amounts included in the “Stock Awards” column represent the grant date fair value of PRSU awards (described below) computed in accordance with FASB ASC Topic 718. Details and assumptions used in calculating the grant date fair value of the PRSU awards may be found in Note 13 — Stock-Based Compensation Plans to our consolidated financial statements in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2019. The grant date fair value of these awards would have been $6,784,000 for Mr. Olesky, $5,660,000 for Mr. Hult and $1,000,000 for Mr. Bruni for the PRSUs granted in 2019 based on achievement of the highest level of performance conditions. The highest level of performance conditions were in fact confirmed as having been achieved on February 21, 2020, following the Company’s finalization of its audited financials.

(3)
The amounts included in the “Option Awards” column represent the grant date fair value of option awards computed in accordance with FASB ASC Topic 718. Details and assumptions used in calculating the grant date fair value of the option awards may be found in Note 13 — Stock-Based Compensation Plans to our consolidated financial statements in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2019.

(4)
The amounts included in the “Non-Equity Incentive Plan Compensation” column reflect Messrs. Olesky and Hult’s annual performance bonuses earned, which amounts are based on performance targets as set forth in their applicable employment agreements for such fiscal years as described below in the section entitled “— Narrative Disclosure to Summary Compensation Table — Employment Agreements.”

(5)
The amounts included in the “All Other Compensation” column for fiscal year 2019 represent (i) financial planning services, (ii) executive life insurance, (iii) group life insurance, (iv) for Messrs. Olesky and Hult, matching contributions to the Company’s 401(k) plan, (v) executive long term disability insurance, (vi) excess liability insurance, (vii) annual club membership dues, and (viii) for Mr. Bruni, contributions to and payments in respect of a contributory pension scheme in which he participates. The value of any dividend equivalent rights accrued in respect of PRSU grants to the NEOs are not included in the “All Other Compensation” column because those amounts were factored into the grant date fair value for the relevant PRSU grants.
(6)
Amounts included in the “Salary”, “Bonus” and “All Other Compensation” columns for Mr. Bruni were received in pounds and are reflected in U.S. dollars based on a conversion rate of 1.31041.

Narrative Disclosure to Summary Compensation Table
Elements of Compensation
In fiscal years 2018 and 2019, we compensated our NEOs through a combination of base salary, cash incentives, long-term equity incentives in the form of stock options and performance-based restricted stock units, and other benefits as described below.
Employment Agreements
Messrs. Olesky and Hult are each party to an employment agreement with TWM LLC. Mr. Bruni is party to an employment agreement with Trade Web Europe Ltd (“TW Europe”). The terms of each employment agreement are summarized below.
Chief Executive Officer (Lee Olesky)
TWM LLC is party to an employment agreement with Mr. Olesky for the position of Chief Executive Officer of TWM LLC (“CEO”). For as long as he is CEO, Mr. Olesky is entitled to be a member of the board of directors of Tradeweb Markets Inc. (the “Board”). Mr. Olesky’s employment agreement provides for an initial term ending on December 31, 2020, subject to automatic one-year extensions unless either TWM LLC or Mr. Olesky provides written notice of intent not to renew at least 90 days prior to the expiration of the then applicable term. He is entitled to a base salary of  $770,000 per year, subject to increase at the discretion of the Board and/or the compensation committee of the Board. Mr. Olesky is also eligible to participate in an annual bonus plan, with a target bonus opportunity of  $3.5 million. Achievement of the annual bonus is based on TWM LLC’s attainment of certain performance goals set annually by the Board. The actual amount paid to him can be greater or less than the target bonus depending on the extent to which these goals are achieved (or exceeded). For 2019, achievement of the annual bonus was based 50% on attainment of annual revenue targets and 50% on attainment of minimum EBITDA margin thresholds. Mr. Olesky’s target bonus was increased to $3.75 million for the 2020 bonus year. Mr. Olesky is also entitled to participate in TWM LLC’s executive employee benefit plans, including its PRSU Plan (as described further below) or a similar equity-based plan, and is entitled to six weeks of paid vacation annually.
Mr. Olesky’s employment agreement subjects Mr. Olesky to the following restrictive covenants: (i) non-solicitation of employees of TWM LLC and non-interference with customers and clients of TWM LLC during employment and the Non-Solicitation Period (as defined below); (ii) non-competition during employment and the CEO Non-Competition Period (as defined below); and (iii) perpetual non-disclosure of confidential information. The “CEO Non-Competition Period” means (x) in the event of a termination without Cause or resignation for Good Reason, eighteen (18) months following termination; and (y) in the event of a termination for any other reason, twelve (12) months following termination; provided, that, in the event Mr. Olesky resigns without Good Reason, Mr. Olesky’s service as a non-executive director or in a similar capacity with respect to a Restricted Enterprise (as defined in his employment agreement) is not deemed to be a violation of the noncompetition restriction, unless the Restricted Enterprise is ICAP, MarketAxess, IHS Markit or Bloomberg, in which case such service is not permitted for six (6) months following termination. The definitions of  “Cause” and “Good Reason” as defined in Mr. Olesky’s employment agreement are described below under “— Additional Narrative Disclosures — Potential Payments upon Termination or Change in Control.” The “Non-Solicitation Period” means, (x) in the event of a termination without Cause or resignation for Good Reason, eighteen (18) months following termination; and (y) in the event of a termination for any other reason, twelve (12) months following termination.

Mr. Olesky’s employment agreement also provides for severance upon certain terminations of employment, as described below under “— Additional Narrative Disclosures — Potential Payments upon Termination or Change in Control.”
President (William Hult)
TWM LLC is party to an employment agreement with Mr. Hult for the position of President of TWM LLC. For as long as he is President, Mr. Hult is entitled to be a member of the Board. Mr. Hult’s employment agreement provides for an initial term ending on December 31, 2020, subject to automatic one-year extensions unless either TWM LLC or Mr. Hult provides written notice of intent not to renew at least 90 days prior to the expiration of the then applicable term. He is entitled to a base salary of  $660,000 per year, subject to increase at the discretion of the Board and/or the compensation committee of the Board. Mr. Hult is also eligible to participate in an annual bonus plan, with a target bonus opportunity of  $3,117,000. Achievement of the annual bonus is based on TWM LLC’s attainment of certain performance goals set annually by the Board. The actual amount paid to him can be greater or less than the target bonus depending on the extent to which these goals are achieved (or exceeded). For 2019, achievement of the annual bonus was based 50% on attainment of annual revenue targets and 50% on attainment of minimum EBITDA margin thresholds. Mr. Hult’s target bonus was increased to $3.35 million for the 2020 bonus year. Mr. Hult is also entitled to participate in TWM LLC’s executive employee benefit plans, including its PRSU Plan or a similar equity-based plan, and is entitled to six weeks of paid vacation annually.
Mr. Hult’s employment agreement subjects Mr. Hult to the following restrictive covenants: (i) non-solicitation of employees of TWM LLC and non-interference with customers and clients of TWM LLC during employment and the Non-Solicitation Period; (ii) non-competition during employment and the President Non-Competition Period (as defined below); and (iii) perpetual non-disclosure of confidential information. The “President Non-Competition Period” means (x) in the event of a termination without Cause or resignation for Good Reason, eighteen (18) months following termination; and (y) in the event of a termination for any other reason, twelve (12) months following termination. The definitions of  “Cause” and “Good Reason” as defined in Mr. Hult’s employment agreement are described below under “— Additional Narrative Disclosures — Potential Payments upon Termination or Change in Control.”
Mr. Hult’s employment agreement also provides for severance upon certain terminations of employment, as described below under “— Additional Narrative Disclosures — Potential Payments upon Termination or Change in Control.”
Managing Director, Head of Europe and Asia Business (Enrico Bruni)
Mr. Bruni is party to an employment agreement with TW Europe, dated as of November 27, 2002. Mr. Bruni’s employment agreement provides for base salary (to be reviewed annually), eligibility to participate in discretionary bonus schemes of the Company, membership in the company’s contributory pension scheme, and membership in additional employee benefit plans. Mr. Bruni is entitled to four weeks’ notice prior to a termination without cause, plus an additional week’s notice for each year of employment in excess of two years up to a maximum of 12 weeks’ notice. The company is permitted to make a payment of his basic salary in lieu of notice.
Mr. Bruni is also subject to restrictive covenants in his equity award agreements granting him PRSUs and RSU (as defined below) including non-competition and non-solicitation of clients and employees during the one year period following his termination.
Annual Cash Incentive Awards
Mr. Bruni is eligible to receive an annual cash bonus in the discretion of TWM LLC’s CEO.
Long-Term Equity Incentives
Amended and Restated Tradeweb Markets Inc. 2018 Share Option Plan
The Board has adopted the Amended and Restated Tradeweb Markets Inc. 2018 Share Option Plan (previously the TWM LLC 2018 Share Option Plan) (the “Option Plan”), pursuant to which the Company may issue options (“Options”) to purchase shares of Class A common stock of the Company (“Shares”). Each of our NEOs has been granted an Option pursuant to the Option Plan. Each of Messrs. Olesky, Hult and Bruni were granted an Option to purchase 6,763,285, 3,623,188 and 652,173 Shares, respectively, on October 26, 2018. Each Option was granted with the following vesting provisions: (i) 50% of the Option vests over time based on continued employment (the “Time-Based Portion”), and (ii) 50% of the Option vests based on satisfying certain performance conditions (the “Performance-Based Portion”), each as further described below.
The Time-Based Portion is currently fully vested for each NEO. The Time-Based Portion vested with respect to (i) 50% in connection with the consummation of the Company’s IPO, (ii) 25% on January 1, 2019 and (iii) the remaining 25% on January 1, 2020.
For the Performance-Based Portion, (i) 50% is eligible to vest in four equal annual installments based on achievement of Company EBITDA targets for 2018, 2019, 2020 and 2021, and (ii) 50% is eligible to vest in four equal annual installments based on the Company’s achievement for each of 2018, 2019, 2020 and 2021 of certain revenue targets (the “Revenue-Based Portion”). If at least 80% of the applicable revenue target is achieved for a given year, the Revenue-Based Portion will vest as to 0%, based on 80% achievement of target, and 100%, based on full achievement of target. For performance achievement between 80% and 100% of target, the Revenue-Based Portion will vest based on straight-line interpolation from 0% to 100%. To the extent the relevant EBITDA targets and revenue targets are not achieved for any calendar year, the portion of the Performance-Based Portion eligible to become vested for such year shall become vested the first time the relevant EBITDA and revenue targets are fully achieved in a later year, if at all. The Performance-Based Portion has vested with respect to (i) 25% (i.e., the full amount eligible to become vested in that year) in respect of performance for fiscal year 2018 and (ii) 25% in respect of performance for fiscal year 2019.
In addition, all of the Options awarded to our NEOs provide for accelerated vesting upon the occurrence of certain events, such as a termination or change in control, as described below in “— Additional Narrative Disclosures — Potential Payments upon Termination or Change in Control.”
During fiscal year 2019, no Options were granted to any of our NEOs under the Option Plan.
Amended & Restated Tradeweb Markets Inc. PRSU Plan
The Board has adopted the Amended & Restated Tradeweb Markets Inc. PRSU Plan (previously the TWM LLC PRSU Plan), as may be amended from time to time (the “PRSU Plan”), which provides for the grants of performance-based restricted share units (“PRSUs”). Each of the NEOs were granted PRSUs on May 9, 2017, February 27, 2018 and February 13, 2019 which remained outstanding as of December 31, 2019 and vest (or vested) in full on January 1 of 2020, 2021 and 2022, respectively, as further described below on the table titled “Outstanding Equity Awards at Fiscal Year-End.”
Each year the Compensation Committee establishes a performance target for the applicable plan year based on the extent to which the target is achieved (or missed) (the “Performance Modifier”). The Performance Modifier for PRSU grants made in calendar year 2019 has been established at 200%. PRSUs vest on January 1 following the third calendar year in which the award is outstanding. The Performance Modifier is applied to all vested PRSUs at the time of settlement. PRSUs granted to the NEOs are settled exclusively in Shares, less any withholding and employment taxes associated with the settlement of the PRSUs. Settlement of outstanding PRSUs will occur in the first quarter of the year in which the applicable PRSUs vest.
In addition, the PRSUs accumulate dividend equivalent rights in respect of any dividends paid on Shares (on a one Share to one PRSU basis) from January 1 of the applicable calendar year in which the relevant award was granted through the relevant vesting date. To the extent the PRSUs that gave rise to any dividend equivalent right are forfeited upon a termination, those dividend equivalent rights will be forfeited. Dividend equivalent rights accumulated and not forfeited shall be added to, and be paid at the same time and in the same form as, payments in respect of the related PRSUs as set forth above.
In addition, all of the PRSUs awarded to our NEOs provide for accelerated vesting upon the occurrence of certain events, such as a termination or change in control, as described below in “— Additional Narrative Disclosures — Potential Payments upon Termination or Change in Control.”

No additional awards may be granted pursuant to the PRSU Plan. Going forward, any PRSUs will be granted pursuant to the Company’s Equity Plan, as defined and described further below.
Tradeweb Markets Inc. 2019 Omnibus Equity Incentive Plan
In connection with the IPO, the Board adopted the Tradeweb Markets Inc. 2019 Omnibus Equity Incentive Plan, as may be amended from time to time (the “Equity Plan”), under which equity awards may be made in respect of Shares in the form of options, restricted stock, restricted stock units, stock appreciation rights, cash-based awards, dividend equivalent rights and Share awards. The NEOs did not receive any grants under the Equity Plan in respect of the 2019 fiscal year.
On March 17, 2020, the Company granted PRSUs and restricted stock units (“RSUs”) to each of the NEOs pursuant to the Equity Plan, in the amounts set forth on the table below. The PRSUs were granted on substantially similar terms to the PRSUs previously granted under the PRSU Plan, provided that the PRSUs will settle in Shares on the first trading date following the date of vesting. The RSUs will vest in equal installments on each of the first, second, and third anniversary of the date of grant, subject to the executive’s continued employment on the vesting date, and will settle in Shares on the first trading date following the date of vesting. Each of the PRSUs and RSUs granted pursuant to the Equity Plan include terms for accelerated vesting upon certain termination and change in control events, and will entitle the NEO to dividend equivalent rights consistent with prior PRSU awards, although the RSUs will accumulate dividend equivalent rights from the date of grant rather than the beginning of the calendar year.
Executive	PRSUs	RSUs
Lee Olesky	51,453	51,453
William Hult	43,092	43,092
Enrico Bruni	16,079	16,079
All Other Benefits
The Company maintains a tax-qualified defined contribution plan (the “401(k) Plan”) that provides retirement benefits to employees, including matching contributions. Each of Messrs. Olesky and Hult are eligible to participate in the 401(k) Plan on the same terms as other participating employees. Mr. Bruni is eligible to participate in the Company’s contributory pension scheme for employees located in Europe on the same terms as other participating employees.

Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the number of securities underlying the equity awards held by each of the NEOs as of the fiscal year ended December 31, 2019.
	Option Awards						Stock Awards
Name	Year of Grant	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable(1) (#)	Equity incentive plan awards: Number of securities underlying unexercised unearned options(1) (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested(2) (#)	Market value of shares or units of stock that have not vested(3) ($)
Lee Olesky	2017	—	—	—	—	—	191,235	8,863,742(4)
	2018	3,381,642(5)	845,410	2,536,233	20.59	10/26/28	207,713	9,627,498(6)
	2019	—	—	—	—	—	298,526	13,836,680(7)
William Hult	2017	—	—	—	—	—	159,362	7,386,429(8)
	2018	1,644,093	452,898	1,358,697	20.59	10/26/28	173,181	8,026,939(9)
	2019	—	—	—	—	—	249,102	11,545,878(10)
Enrico Bruni	2017	—	—	—	—	—	32,140	1,489,689(11)
	2018	326,086	81,521	244,566	20.59	10/26/28	42,218	1,956,804(12)
	2019	—	—	—	—	—	44,004	2,039,585(13)

(1)
Each NEO received an option grant on October 26, 2018, which vests as follows: (i) 50% vests based over time on continued employment, 75% of which were vested as of December 31, 2019, and the remainder of which vested on January 1, 2020 and (ii) 50% vests based on satisfying certain performance conditions, including achievement of EBITDA and revenue targets, for calendar years 2018, 2019, 2020 and 2021, 25% of which were deemed vested as of December 31, 2019. For additional information on the vesting terms applicable to the options, see the section entitled “— Narrative Disclosure to Summary Compensation Table — Long-Term Equity Incentives — Amended and Restated Tradeweb Markets Inc. 2018 Share Option Plan.”

(2)
Represents PRSUs which will vest (or vested) in full (i) for PRSUs granted in 2017, on January 1, 2020, (ii) for PRSUs granted in 2018, on January 1, 2021, and (iii) for PRSUs granted in 2019, on January 1, 2022, subject in each case to continued employment on such date.

(3)
Based on the per-share closing market price of the Company’s common stock on December 31, 2019, which was $46.35.

(4)
Mr. Olesky has accrued dividend equivalent rights valued at $480,000 in respect of this grant of PRSUs, to be paid at the time the award itself settles.

(5)
Includes 338,164 options transferred by Mr. Olesky to The Lee Olesky 2019 Family Trust U/A/D March 21, 2019 (“The Family Trust”). Mr. Olesky and his wife are the co-trustees of The Family Trust.

(6)
Mr. Olesky has accrued dividend equivalent rights valued at $371,806 in respect of this grant of PRSUs, to be paid at the time the award itself settles.

(7)
Mr. Olesky has accrued dividend equivalent rights valued at $295,541 in respect of this grant of PRSUs, to be paid at the time the award itself settles.

(8)
Mr. Hult has accrued dividend equivalent rights valued at $399,999 in respect of this grant of PRSUs, to be paid at the time the award itself settles.

(9)
Mr. Hult has accrued dividend equivalent rights valued at $309,994 in respect of this grant of PRSUs, to be paid at the time the award itself settles.

(10)
Mr. Hult has accrued dividend equivalent rights valued at $246,611 in respect of this grant of PRSUs, to be paid at the time the award itself settles.

(11)
Mr. Bruni has accrued dividend equivalent rights valued at $80,671 in respect of this grant of PRSUs, to be paid at the time the award itself settles.

(12)
Mr. Bruni has accrued dividend equivalent rights valued at $75,570 in respect of this grant of PRSUs, to be paid at the time the award itself settles.

(13)
Mr. Bruni has accrued dividend equivalent rights valued at $43,564 in respect of this grant of PRSUs, to be paid at the time the award itself settles.

Additional Narrative Disclosures
Retirement Benefit Programs
The Company maintains a 401(k) Plan that provides retirement benefits to employees, including matching contributions. Each of Messrs. Olesky and Hult are eligible to participate in the 401(k) Plan on the same terms as other participating employees. Mr. Bruni is eligible to participate in the Company’s contributory pension scheme for employees located in Europe on the same terms as other participating employees.
Potential Payments upon Termination or Change in Control
Severance under Employment Agreements
Pursuant to the terms of their employment agreements, each of Messrs. Olesky and Hult are entitled to receive certain payments in connection with certain termination events.
In the event that (i) Mr. Olesky or Mr. Hult is terminated by TWM LLC without Cause (as defined below), (ii) Mr. Olesky or Mr. Hult resigns for Good Reason (as defined below), or (iii) TWM LLC elects not to renew Mr. Olesky’s or Mr. Hult’s employment agreement prior to its expiration or any subsequent renewal term and Mr. Olesky or Mr. Hult’s employment agreement and Mr. Olesky’s or Mr. Hult’s employment is terminated, each of Mr. Olesky and Mr. Hult are entitled to (A) continuation of their base salary for eighteen (18) months following termination, (B) the average annual bonus earned by the executive for the two calendar years ending immediately prior to the year of termination, payable in equal installments over eighteen (18) months, (C) a pro rata bonus for the year of termination based on actual TWM LLC performance for the year of termination, payable at the time when bonuses are otherwise paid, (D) (x) for Mr. Olesky, continuation of healthcare benefits provided by TWM LLC generally to its active senior executive officers, including employee contributions, until Mr. Olesky reaches age 65, or, if not permitted by applicable law, private health insurance on substantially similar terms and conditions, and (y) for Mr. Hult, continuation of the healthcare benefits for eighteen (18) months, and (E) any earned but unpaid base salary, accrued vacation pay and unreimbursed business expenses and other benefits payable in accordance with TWM LLC policies. Payment of the severance benefits described above is subject to each of Mr. Olesky’s and Mr. Hult’s continued compliance with the restrictive covenants included in the applicable employment agreement, and their execution of a release of claims.
In the event that Mr. Olesky’s employment ends by reason of his retirement, he will be entitled to continuation of healthcare benefits generally provided to senior executive officers, including employee contributions, until Mr. Olesky reaches age 65, or, if not permitted by applicable law, private health insurance on substantially similar terms and conditions.
For purposes of each of Messrs. Olesky and Hult’s employment agreements, “Cause” means any of the following that remains uncured (if curable) for ten (10) days after the executive’s receipt of written notice thereof from TWM LLC: (a) the executive has engaged in dishonesty, gross negligence or willful misconduct of more than a de minimis nature, in each case, with regard to TWM LLC that is demonstrably injurious to TWM LLC; (b) the executive has failed to attempt, in good faith, to substantially perform his duties with TWM LLC (other than as a result of the executive’s physical or mental incapacity); (c) the executive has failed to attempt, in good faith, to follow the lawful written direction of, for Mr. Olesky, the Board and for

Mr. Hult, the Chief Executive Officer; or (d) the executive has been convicted of, or entered a plea of guilty or no contest to, a felony (other than as a result of vicarious liability or a traffic infraction).
For purposes of each of Messrs. Olesky and Hult’s employment agreements, “Good Reason” means any of the following that remains uncured (if curable) for ten (10) days after TWM LLC’s receipt of written notice thereof from the executive not later than 60 days following the later of the occurrence of the event or the date the executive should reasonably have knowledge thereof: (a) the executive is serving in a position below, for Mr. Olesky, Chief Executive Officer (or is not reporting directly to the Board) and for Mr. Hult, President; (b) a material diminution of the executive’s duties, responsibilities or authority or the assignment to the executive of duties or responsibilities that are materially adversely inconsistent with the executive’s then position; (c) TWM LLC has reduced the executive’s annual salary or annual bonus target; (d) TWM LLC has required the executive to relocate his principal place of employment by more than fifty (50) miles; or (e) any material breach by TWM LLC of the employment agreement. In addition, for Mr. Olesky, “Good Reason” means a change in control (as defined in the Option Plan) which does not include an IPO. In addition, each of Mr. Olesky and Mr. Hult will have the right to resign for Good Reason in the event his employment is transferred to an affiliate of TWM LLC (unless such affiliate is a subsidiary of TWM LLC).
Pursuant to the each of Messrs. Olesky and Hult’s employment agreements, in the event that any of the payments or benefits provided by TWM LLC or any affiliate to TWM LLC (whether pursuant to the terms of the employment agreements or any equity compensation or other agreement with the Company or any affiliate) would constitute “parachute payments” (“Parachute Payments”) within the meaning of Section 280G of the Code, and would be subject to the excise tax imposed under Section 4999 of the Code or any interest or penalties with respect to such excise tax (collectively, the “Excise Tax”), then such Parachute Payments to be made to Messrs. Olesky and Hult shall be payable either (1) in full or (2) as to such lesser amount which would result in no portion of such Parachute Payments being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the executive’s receipt on an after-tax basis, of the greatest amount of economic benefits under the employment agreements, notwithstanding that all or some portion of such benefits may be subject to the Excise Tax. If a reduction in the Parachute Payment is necessary, then the reduction shall occur in accordance with the terms of the employment agreements.
Severance Policy
Mr. Bruni is entitled to severance pursuant to a severance policy maintained by the Company for certain executive officers. In the event of a termination without cause, Mr. Bruni is entitled to (i) continuation of his base salary for twelve (12) months following termination, and (ii) a payment equal to the sum of (A) his highest annual bonus received in respect of the two most recent calendar years completed prior to his termination, paid at the time bonuses are generally paid to senior executives (the “Reference Bonus Amount”), and (B) the Reference Bonus Amount prorated for the number of days worked during the calendar year preceding the date of termination, paid at the time when annual bonuses are paid generally to senior executives. The severance policy is intended to supersede any notice provisions under Mr. Bruni’s employment agreement.
Equity Awards
Option Plan
Each of our NEOs has been granted an Option under the Option Plan (described above under “— Narrative Disclosure to Summary Compensation Table — Long-Term Equity Incentives — Amended and Restated Tradeweb Markets Inc. 2018 Share Option Plan”). In connection with certain transactions or termination events, the Options will be treated as described below.
Treatment in connection with a Change of Control.   Each of the Options granted to our NEOs fully vest pursuant to their terms as to the Time-Based Portion of the Option upon a change of control (as defined in the Option Plan), or upon the NEO’s termination without Cause or resignation for Good Reason within 90 days prior to the change of control. As of January 1, 2020, the entire Time-Based Portion for each NEO is fully vested.
In addition, in the event of a change in control prior to the date the Compensation Committee determines whether the relevant performance-conditions for the Performance-Based Portion of such Option have been achieved for 2021 (as further described above under “— Narrative Disclosure to Summary Compensation Table — Long-Term Equity Incentives — Amended and Restated Tradeweb Markets Inc. 2018 Share Option Plan”) any portion of the Performance-Based Portion that remains unvested shall be eligible to become vested as of the change of control to the extent the applicable remaining EBITDA targets or revenue targets will have been deemed satisfied as of the change of control (which will be calculated based on the Company’s most recent performance and deemed satisfied to the extent the Compensation Committee determines in good faith that the equity value implied in the change in control transaction equals or exceeds the equity value implied by the relevant performance targets). Any remaining unvested portion will be forfeited upon such change of control.
Treatment upon Termination.   If a participant is terminated for Cause (as defined in the Option Plan) or is in breach of a restrictive covenant in favor of the Company, the Option will be terminated. Upon the termination of the participant’s employment for any reason other than Cause, the portion of the Option that is not vested on the date of termination shall be automatically cancelled by the Company and the vested portion of the Option shall remain outstanding and exercisable for (i) in the case of the participant’s resignation without Good Reason (as defined in the Option Plan), 45 days following the date of resignation, (ii) in the case of a termination of the participant’s employment by the Company without Cause or by the participant for Good Reason, the ninety (90) day period following the date of termination, or (iii) in the case of a termination of the participant’s employment on account of death or Disability (as defined in the Option Plan), the one (1) year period following the date of termination.
If a participant’s employment has terminated due to retirement, a pro-rata portion (based on days completed in the applicable calendar year through the date of retirement) of the Performance-Based Portion that is otherwise eligible to become vested in the calendar year of retirement shall remain outstanding and shall become vested on the applicable performance-vesting date to the extent the EBITDA target and/or revenue target (as applicable) with respect to the calendar year of retirement is achieved. The vested portion of the Option will then remain outstanding until the expiration of its term (or a breach of restrictive covenants) or until exercised, if earlier.
PRSU Plan
Each of our NEOs has been granted PRSUs under the PRSU Plan (as described above under “— Narrative Disclosure to Summary Compensation Table — Long-Term Equity Incentives — Amended & Restated Tradeweb Markets Inc. PRSU Plan”). In connection with certain transactions or termination events, the PRSUs will be treated as described below.
Treatment in connection with a Change of Control.   For PRSUs granted in 2017 and 2018, in the event the NEO’s service is terminated without Cause (as defined in the PRSU Plan) within six months following a change of control (as defined in the PRSU Plan), any outstanding PRSUs will vest and continue to be paid out in accordance with the PRSU Plan; provided, however, that if the change of control constitutes a “Qualified Change of Control” (meaning it constitutes a change of control or ownership for purposes of Section 409A of the Code), payment applicable to the PRSU will be made as soon as practicable after the participant’s termination. For PRSUs granted in 2019, in the event of a change of control, any outstanding PRSUs will vest and continue to be paid out in accordance with the PRSU Plan; provided, however, that if the change of control constitutes a Qualified Change of Control, payment applicable to the PRSU will be made at the time and in the same form of consideration delivered to the Company’s shareholders in connection with such transaction.
Treatment upon Termination.   In the event an NEO is terminated (i) without Cause within 180 days prior to the relevant vesting date, or (ii) due to the participant’s death or disability (as defined in the PRSU Plan), the NEO will be entitled to retain a pro-rated number of the PRSUs, based on days worked for the vesting period, which will remain eligible to vest. In the event of the NEO’s retirement, (A) the NEO will be entitled to retain a pro-rated number of the PRSUs granted in 2017 and 2018, based on days worked for the vesting period, which will remain eligible to vest and (B) the PRSUs granted in 2019 will fully vest and continue to be paid out in accordance with the PRSU Plan.
Compensation of Directors
Prior to the Company’s IPO, we did not have a formal compensation package for directors of the board of TWM LLC for their services as directors, and the only director of Tradeweb Markets Inc. prior to the IPO was Mr. Olesky. Our directors therefore did not receive any compensation specifically for their service as a director in fiscal year 2019 prior to the IPO.
Following the IPO, for fiscal year 2019, pursuant to the Company’s Non-Employee Director Compensation Policy, each of Messrs. Pluta and Ganeles and Ms. Madoff was entitled to an annual retainer of  $100,000 and an annual grant of restricted stock units of the Company with a value of  $100,000 at the time of grant. For 2019, each of Messrs. Pluta and Ganeles and Ms. Madoff received a grant of 3,704 restricted stock units under the Equity Plan, which vested on the first anniversary of the date of grant. In addition, all non-employee directors will be reimbursed for out-of-pocket expenses incurred in attending Board and committee meetings, and for the reasonable and documented expenses incurred to attend programs designed to provide continuing education regarding the appropriate role of directors in a public company. Pursuant to the Company’s Non-Employee Director Compensation Policy, the non-employee committee chair for each of the audit, compensation and nominating and governance committees are entitled to additional annual retainers of  $20,000, $15,000 and $10,000, respectively. Non-employee members of the audit, compensation and nominating and governance committees are entitled to additional annual retainers of  $7,500, $5,000 and $4,000, respectively.
On March 23, 2020, each of Messrs. Pluta and Ganeles and Ms. Madoff received a grant of 2,546 restricted stock units pursuant to the Equity Plan for their services in 2020. In addition, Mr. Berns received a grant of 2,188 restricted stock units on April 3, 2020 in connection with his appointment to the Board.
The following table summarizes the compensation of the directors for the registrant’s fiscal year ended December 31, 2019, except for Messrs. Hult and Olesky, whose compensation is summarized above in the table entitled “Summary Compensation Table.”
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Martin Brand(3)	—	—	—
John Finley(3)	—	—	—
Scott Ganeles	90,886	100,000	190,886
Paula Madoff	87,765	100,000	187,765
Thomas Pluta	78,014	100,000	178,014
Debra Walton(3)	—	—	—
Brian West(3)	—	—	—

(1)
Fees reflect the director’s service for a partial calendar year.

(2)
The amounts included in the “Stock Awards” column represent the grant date fair value of restricted stock unit awards computed in accordance with FASB ASC Topic 718. Details and assumptions used in calculating the grant date fair value of the restricted stock unit awards may be found in Note 13 — Stock-Based Compensation Plans to our consolidated financial statements in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2019. As of December 31, 2019, each of Messrs. Ganeles and Pluta and Ms. Madoff held 3,704 restricted stock units pursuant to the Equity Plan.

(3)
Each of Messrs. Brand, Finley, and West and Ms. Walton did not receive any individual compensation for their service on the Board for 2019.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following is a description of transactions since January 1, 2019 to which we were a party in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors, certain entities affiliated with the following clients: Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC which hold LLC Interests (collectively, the “Bank Stockholders”) or holders of more than 5% of any class of our voting securities, or immediate family member thereof, had or will have a direct or indirect material interest. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or amounts that would be paid or received, as applicable, in arm’s-length transactions with unrelated third parties.
Transactions With Refinitiv/Thomson Reuters
We maintain a shared services agreement with Refinitiv (formerly Thomson Reuters), which indirectly owns a majority of our equity interests. Under the terms of the agreement, Thomson Reuters historically provided us with certain legal, compliance, regulatory, human resources, technology, content, financial, accounting, sales and customer support and administrative services. We expect Refinitiv will continue to provide data and insurance and, at least in the near term, office space and related services. The shared services agreement was amended in June 2016 to continue to be in effect in perpetuity, except that the agreement will automatically terminate upon termination of the market data license agreement. In addition, either party can terminate the shared services agreement with respect to one or more services upon written notice delivered, in the case of termination effective at the end of the then-current calendar year, 90 days prior to the end of such calendar year or, in the case of termination effective at any other date, at least 6 months prior to such date. During the year ended December 31, 2019, we incurred fees of  $3.9 million relating to this agreement.
We maintain a market data license agreement with Refinitiv (formerly Thomson Reuters), pursuant to which we earn license fees and royalties. Under the terms of this agreement, we provide Refinitiv with certain real-time market data feeds for multiple fixed income and derivatives products under an exclusive license pursuant to which Refinitiv redistributes such market data to its customers on its Eikon platform and through direct feeds. We also earn royalties from Refinitiv for referrals of new Eikon customers based on customer conversion rates as well as sales of non-exclusive licensed data. The market license data agreement was amended and restated effective November 1, 2018 for a minimum term of five years with a transition year if the agreement is not renewed or extended. The agreement includes customary termination provisions, including in the event of a material breach that is not cured within 30 days of receipt of written notice. During the year ended December 31, 2019, we earned approximately $55.6 million of revenue under this agreement.
We were party to a master agreement with Refinitiv (formerly Thomson Reuters) and the Bank Stockholders, which was entered into in connection with the initial investment in our business by the Bank Stockholders and subsequently amended in connection with restructurings of our business and additional investments by the Bank Stockholders. Under the master agreement, each party was subject to confidentiality obligations regarding both the nonpublic information of our business and the terms of those definitive agreements, subject to customary disclosure exceptions. In connection with the IPO, we terminated the master agreement and entered into a restrictive covenant agreement with affiliates of Refinitiv pursuant to which the non-compete restrictions of the master agreement, as modified, prohibit Refinitiv from establishing, investing in, or acting as primary business operator or manager of, an electronic trade execution platform for trading in fixed income securities or equity derivatives, subject to certain exceptions. If Refinitiv desires to engage in such business for any group of securities, instruments, or other fixed income assets that are not traded at that time on any of our electronic trade execution platforms, Refinitiv must deliver a written notice offering us the right to establish, fund or purchase a Material Interest (as defined in the agreement) in, or act as the primary business operator or manager of, the business. If we don’t accept the offer within three months, Refinitiv will have the right to engage in such activity described in the offer notice, subject to certain exceptions. Refinitiv will be bound by the non-compete provisions so long as it has the right to designate the total number (or least a majority) of directors on our Board on the terms and subject to the conditions set forth in the Stockholders Agreement. The non-compete period terminates in the event (i) of a change of control with respect to Refinitiv or (ii) the overall revenue of TWM LLC declines by more than 25% in each of two consecutive fiscal years.
We reimburse affiliates of Refinitiv for expenses paid on our behalf for various services including payroll, marketing, professional fees, communications, data costs and certain other administrative services. For the year ended December 31, 2019, we reimbursed such affiliates approximately $6.7 million for these expenses.
Transactions With Bank Stockholders
Prior to the Reorganization Transactions, the Bank Stockholders were collectively considered to be related parties of the Company. As a result of the Reorganization Transactions, they are no longer considered to be related parties. Accordingly, the related party transactions listed below only include transactions with affiliates of the Bank Stockholders for pre-IPO periods.
During the pre-IPO period of the year ended December 31, 2019, we earned $0.9 million of interest income from money market funds invested with and savings accounts deposited with affiliates of the Bank Stockholders. Interest rates earned on the money market and savings accounts are comparable to rates offered to third parties.
During the pre-IPO period of the year ended December 31, 2019, we earned approximately $81.5 million of transaction fees, subscription fees and commissions from affiliates of the Bank Stockholders. Over this period, none of the Bank Stockholders accounted for more than 10% of our revenues.
Transactions With Executive Officers
We used a portion of the net proceeds that we received from the October 2019 follow-on offering (the “October 2019 Offering”) to purchase issued and outstanding LLC Interests and shares of Class A common stock (which shares of Class A common stock were cancelled) from certain of our executive officers, at a purchase price per interest and share equal to $40.74 (the public offering price per share of our Class A common stock, less the underwriting discounts and commissions payable thereon). The following table sets forth the cash proceeds that such executive officers received from the purchase by us of such LLC Interests and shares of Class A common stock with the net proceeds of the October 2019 Offering:
Name	Number of LLC Interests and/or Class A shares sold to us	Cash Proceeds ($)
Enrico Bruni	45,001	1,833,341
Douglas Friedman	24,605	1,002,408
William Hult	109,369	4,455,693
Simon Maisey	13,231	539,031
Lee Olesky	208,487(1)	8,493,760
James Spencer	35,000	1,425,900
Robert Warshaw	39,243	1,598,760
Scott Zucker	43,353	1,766,201

(1)
Represents LLC Interests held by The Lee Olesky 2019 Family Trust.

Transactions With Blackstone
We engaged Blackstone Advisory Partners L.P., an affiliate of Blackstone, to provide certain financial consulting services in connection with the October 2019 Offering and the IPO for fees of  $500,000 and $1.0 million, respectively. The underwriters reimbursed us for such fee in connection with the October 2019 Offering.

Related Party Transactions Entered Into in Connection With the IPO
In connection with the Reorganization Transactions, we engaged in certain transactions with certain of our directors, executive officers and other persons and entities, including those which are holders of 5% or more of our voting securities.
TWM LLC Agreement
We operate our business through TWM LLC and its subsidiaries. In connection with the IPO, we and the owners of TWM LLC prior to the Reorganization Transactions (including the Refinitiv Owners, the Bank Stockholders and members of management, the “Original LLC Owners”) that received LLC Interests entered into TWM LLC’s fifth amended and restated limited liability company agreement, which we refer to as the “TWM LLC Agreement.” The operations of TWM LLC, and the rights and obligations of the holders of LLC Interests, are set forth in the TWM LLC Agreement.
Appointment as Manager.   Under the TWM LLC Agreement, we are a member and the sole manager of TWM LLC. As the sole manager, we are able to control all of the day-to-day business affairs and decision-making of TWM LLC without the approval of any other member, unless otherwise stated in the TWM LLC Agreement. As such, we, through our officers and directors, are responsible for all operational and administrative decisions of TWM LLC and the day-to-day management of TWM LLC’s business. Pursuant to the terms of the TWM LLC Agreement, we cannot, under any circumstances, be removed as the sole manager of TWM LLC except by our election.
Compensation.   We are not entitled to compensation for our services as manager. We are entitled to reimbursement by TWM LLC for fees and expenses incurred on behalf of TWM LLC, including all expenses associated with the IPO and maintaining our existence as a separate legal entity.
Recapitalization.   The TWM LLC Agreement recapitalized the units held by the members of TWM LLC at the time of the Reorganization Transactions into a single class of common membership units, which we refer to as the “LLC Interests.” The TWM LLC Agreement also reflects a split of LLC Interests such that one LLC Interest could be acquired with the net proceeds received in the IPO from the sale of one share of our Class A common stock. Each LLC Interest entitles the holder to a pro rata share of the net profits and net losses and distributions of TWM LLC.
Distributions.   In connection with any tax period, the TWM LLC Agreement requires TWM LLC to make distributions to its members, on a pro rata basis in proportion to the number of LLC Interests held by each member, of cash until each member (other than us) has received an amount at least equal to its assumed tax liability and we have received an amount sufficient to enable us to timely satisfy all of our U.S. federal, state and local and non-U.S. tax liabilities. To the extent that any member would not receive its percentage interest of the aggregate tax distribution, the tax distribution for such member will be increased to ensure that all distributions are made pro rata in accordance with such member’s percentage interest. Tax distributions will also be made only to the extent all distributions from TWM LLC for the relevant period were otherwise insufficient to enable each member to cover its tax liabilities as calculated in the manner described above. The TWM LLC Agreement also allows for distributions to be made by TWM LLC to its members on a pro rata basis out of distributable cash. We expect TWM LLC may make distributions out of distributable cash periodically to the extent permitted by any agreements governing our indebtedness and necessary to enable us to cover our operating expenses and other obligations, including any payments under the Tax Receivable Agreement, as well as to make expected dividend payments, if any, to the holders of our Class A common stock and Class B common stock.
LLC Interest Redemption Right.   Subject to certain restrictions set forth therein, the TWM LLC Agreement provides a redemption right to the Original LLC Owners (including certain of the Bank Stockholders and members of management and excluding the Refinitiv LLC Owner) that continue to own LLC Interests after the completion of the IPO and Reorganization Transactions (the “Other LLC Owners”, and together with the Refinitiv LLC Owner, the “Continuing LLC Owners”), which entitles them to have their LLC Interests redeemed, at the election of each such person, for newly issued shares of our Class A common stock or Class B common stock, as applicable, on a one-for-one basis (subject to customary adjustments, including for stock splits, stock dividends and reclassifications) or, at our option, as determined by or at the direction of our Board, which will include directors who hold LLC Interests or are affiliated with holders of LLC Interests and may include such directors in the future, a cash payment equal to a volume weighted average market price of one share of Class A common stock for each LLC Interest redeemed or exchanged (subject to customary adjustments, including for stock splits, stock dividends and reclassifications). In the event we elect to make a cash payment, a Continuing LLC Owner has the option to rescind its redemption request within a specified time period. Upon the exercise of the redemption right, the redeeming member will surrender its LLC Interests to TWM LLC. The TWM LLC Agreement requires that we contribute cash or shares of our Class A common stock or Class B common stock to TWM LLC in exchange for an amount of newly issued LLC Interests in TWM LLC that will be issued to us equal to the number of LLC Interests redeemed (and thereafter cancelled) from the Continuing LLC Owner to the extent required so as to maintain a one-to-one ratio between the number of LLC Interests owned by us and the number of outstanding Class A common stock and Class B common stock. TWM LLC will then distribute the cash or shares of our Class A common stock or Class B common stock, as the case may be, to such Continuing LLC Owner to complete the redemption. In the event of such election by a Continuing LLC Owner we may, at our option, effect a direct exchange of cash or our Class A common stock or Class B common stock for such LLC Interests of the redeeming members in lieu of such redemption. Whether by redemption or exchange, we are obligated to ensure that at all times the number of LLC Interests that we own equals the aggregate number of shares of Class A common stock and Class B common stock issued by us (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities).
Issuance of LLC Interests Upon Exercise of Options or Issuance of Other Equity Compensation.   Upon the exercise of options issued by us, or the issuance of other types of equity compensation by us (such as the issuance of restricted or non-restricted stock, payment of bonuses in stock or settlement of stock appreciation rights in stock), we will be required to acquire from TWM LLC a number of LLC Interests equal to the number of shares of Class A common stock being issued in connection with the exercise of such options or issuance of other types of equity compensation. When we issue shares of Class A common stock in settlement of stock options granted to persons that are not officers or employees of TWM LLC or its subsidiaries, we will make, or be deemed to make, a capital contribution to TWM LLC equal to the aggregate value of such shares of Class A common stock, and TWM LLC will issue to us a number of LLC Interests equal to the number of shares of Class A common stock we issued. When we issue shares of Class A common stock in settlement of stock options granted to persons that are officers or employees of TWM LLC or its subsidiaries, we will be deemed to have sold directly to the person exercising such award a portion of the value of each share of Class A common stock equal to the exercise price per share, and we will be deemed to have sold directly to TWM LLC (or the applicable subsidiary of TWM LLC) the difference between the exercise price and market price per share for each such share of Class A common stock. In cases where we grant other types of equity compensation to employees of TWM LLC or its subsidiaries, on each applicable vesting date we will be deemed to have sold to TWM LLC (or such subsidiary) the number of vested shares at a price equal to the market price per share, TWM LLC (or such subsidiary) will deliver the shares to the applicable person, and we will be deemed to have made a capital contribution in TWM LLC equal to the purchase price for such shares in exchange for an equal number of LLC Interests.
Maintenance of one-to-one ratio of shares of Class A common stock, Class B common stock and LLC Interests owned by Tradeweb.   The TWM LLC Agreement requires that TWM LLC at all times maintain (x) a one-to-one ratio between the number of shares of Class A common stock and Class B common stock issued by us and the number of LLC Interests owned by us, and (y) a one-to-one ratio between the number of shares of Class C common stock and Class D common stock issued by us and the number of LLC Interests owned by the holders of such Class C common stock and Class D common stock.
Transfer Restrictions.The TWM LLC Agreement generally does not permit transfers of LLC Interests by members, subject to limited exceptions. Any transferee of LLC Interests must assume, by operation of law or written agreement, all of the obligations of a transferring member with respect to the transferred units, even if the transferee is not admitted as a member of TWM LLC.
Dissolution.   The TWM LLC Agreement provides that the decision of the manager (pursuant to a unanimous decision of our Board) together with the Majority Members (as defined in the TWM LLC

Agreement) will be required to voluntarily dissolve TWM LLC. In addition to a voluntary dissolution, TWM LLC will be dissolved upon the entry of a decree of judicial dissolution or other circumstances in accordance with Delaware law. Upon a dissolution event, the proceeds of a liquidation will be distributed to satisfy all of TWM LLC’s debts, liabilities and obligations (including all expenses incurred in liquidation) and the remaining assets of TWM LLC will be distributed to the members pro-rata in accordance with their respective percentage ownership interests in TWM LLC (as determined based on the number of LLC Interests held by a member relative to the aggregate number of all outstanding LLC Interests).
Confidentiality.   Each member agrees to maintain the confidentiality of TWM LLC’s confidential information. This obligation excludes (i) information that is independently obtained or developed by the members, information that is in the public domain or otherwise disclosed to a member not in violation of a confidentiality obligation and (ii) disclosures required by law or judicial process or approved by our or TWM LLC’s chief executive officer, chief financial officer or general counsel.
Indemnification and Exculpation.   The TWM LLC Agreement provides for indemnification of the manager and officers of TWM LLC and its subsidiaries. To the extent permitted by applicable law, TWM LLC will indemnify us, as its sole manager, and our authorized officers from and against any losses, liabilities, damages, expenses, fees or penalties incurred by any acts or omissions of these persons, provided that the acts or omissions of these indemnified persons are not the result of gross negligence, bad faith, willful misconduct or knowing violation of law, or for any present or future breaches of any representations, warranties, covenants or obligations in the TWM LLC Agreement or in the other agreements with TWM LLC.
We, as the sole manager of TWM LLC, and our affiliates and our respective agents, will not be liable to TWM LLC or its members for damages incurred by any acts or omissions of these persons, provided that the acts or omissions of these exculpated persons are not the result of bad faith, willful misconduct or knowing violation of law, or for any present or future breaches of any representations, warranties, covenants or obligations in the TWM LLC Agreement in the other agreements with TWM LLC.
Amendments.   The TWM LLC Agreement may be amended with the consent of the holders of a majority in voting power of the outstanding LLC Interests, including the sole manager, and in case of any amendment that materially and adversely modifies the LLC Interests (or the rights, preferences or privileges thereof) then held by any members in any materially disproportionate manner to those then held by any other members, the consent of a majority in interest of such disproportionately affected members. Notwithstanding the foregoing, no amendment to any of the provisions that expressly require the approval or action of certain members may be made without the consent of such members and no amendment to the provisions governing the authority and actions of the sole manager or the dissolution of TWM LLC may be amended without the consent of the sole manager.
Tax Receivable Agreement
We expect to obtain an increase in our share of the tax basis of the assets of TWM LLC (i) when a Continuing LLC Owner receives shares of our Class A common stock or Class B common stock, as applicable, or, at our election, cash in connection with an exercise of such Continuing LLC Owner’s right to have its LLC Interests redeemed by TWM LLC or, at our election, exchanged and (ii) in connection with the disposition by a Continuing LLC Owner of its LLC Interests for cash, including in connection with the IPO and the October 2019 Offering (such basis increase, the “Basis Adjustments”). We intend to treat such acquisition of LLC Interests as our direct purchase of LLC Interests from a Continuing LLC Owner for U.S. federal income and other applicable tax purposes, regardless of whether such LLC Interests are redeemed by TWM LLC or sold to us. A Basis Adjustment may have the effect of reducing the amounts that we would otherwise pay in the future to various tax authorities. The Basis Adjustments may reduce our tax liability by increasing certain deductions (for example, our depreciation, depletion and amortization deductions) or decreasing gains (or increasing losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets.
In connection with the IPO, we entered into the Tax Receivable Agreement (the “TRA”) with TWM LLC and the Continuing LLC Owners. The TRA provides for the payment by us to the Continuing LLC

Owners who dispose of LLC Interests for cash in connection with any offering, or receive shares of our Class A common stock or Class B common stock or cash, as applicable, in connection with an exchange or redemption of LLC Interests, of 50% of the amount of U.S. federal, state and local income or franchise tax savings, if any, that we actually realize, or in some circumstances are deemed to realize, as a result of the transactions with such Continuing LLC Owners, including increases in the tax basis of the assets of TWM LLC attributable to payments made under the TRA and deductions attributable to imputed interest and other payments of interest pursuant to the TRA. TWM LLC will have in effect an election under Section 754 of the Code effective for each taxable year in which a redemption or exchange of LLC Interests for shares of our Class A common stock or Class B common stock, as applicable, or cash occurs. These TRA payments are not conditioned upon any continued ownership interest in either TWM LLC or us by any Continuing LLC Owner. The rights of each Continuing LLC Owner under the TRA are assignable to transferees of its LLC Interests (other than us as transferee pursuant to subsequent redemptions (or exchanges) of the transferred LLC Interests). We expect to benefit from the remaining 50% of tax benefits, if any, that we may actually realize.
The actual Basis Adjustments, as well as any amounts paid to the Continuing LLC Owners under the TRA, will vary depending on a number of factors, including:
•
the timing of any subsequent redemptions or exchanges — for instance, the increase in any tax deductions will vary depending on the fair value, which may fluctuate over time, of the depreciable or amortizable assets of TWM LLC at the time of each redemption or exchange;

•
the price of shares of our Class A common stock at the time of redemptions or exchanges — the Basis Adjustments, as well as any related increase in any tax deductions, is directly related to the price of shares of our Class A common stock at the time of each redemption or exchange; and

•
the amount and timing of our income — the TRA generally will require us to pay 50% of the tax benefits as and when those benefits are treated as realized under the terms of the TRA. If we do not have taxable income, we generally will not be required (absent a change of control or other circumstances requiring an early termination payment) to make payments under the TRA for that taxable year because no tax benefits will have been actually realized. However, any tax benefits that do not result in realized tax benefits in a given taxable year will likely generate tax attributes that may be utilized to generate tax benefits in future taxable years. The utilization of any such tax attributes will result in payments under the TRA.

For purposes of the TRA, cash savings in income and franchise tax will be computed by comparing our actual income and franchise tax liability to the amount of such taxes that we would have been required to pay (with an assumed tax rate for state and local tax purposes) had there been no Basis Adjustments and had the TRA not been entered into. The TRA will generally apply to each of our taxable years, beginning with the first taxable year ending after the IPO. There is no maximum term for the TRA; however, the TRA may be terminated by us pursuant to an early termination procedure that requires us to pay the Continuing LLC Owners an amount equal to the estimated present value of the remaining payments under the agreement (calculated based on certain assumptions, including regarding tax rates and utilization of the Basis Adjustments).
The payment obligations under the TRA are obligations of Tradeweb and not of TWM LLC. Although the actual timing and amount of any payments that may be made under the TRA will vary, we expect that the payments could be substantial. Any payments made by us to Continuing LLC Owners under the TRA will generally reduce the amount of overall cash flow that might have otherwise been available to us or to TWM LLC and, to the extent that we are unable to make payments under the TRA for any reason, the unpaid amounts generally will be deferred and will accrue interest until paid by us. For example, we recorded a liability of  $240.8 million related to our projected obligations under the Tax Receivable Agreement with respect to LLC Interests that were purchased by Tradeweb Markets Inc. using the net proceeds from the IPO and the October 2019 Offering and LLC Interests that were exchanged by Continuing LLC Owners during the year ended December 31, 2019.
Decisions made by us in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by a Continuing LLC Owner under the TRA. For example, the earlier disposition of assets following a transaction that results in a Basis Adjustment will generally accelerate payments under the TRA and increase the present value of such payments.
The TRA provides that if  (i) we materially breach any of our material obligations under the TRA (including by failing to make payments thereunder when we have available cash to do so), (ii) certain change of control transactions were to occur, or (iii) we elect an early termination of the TRA, our obligations, or our successor’s obligations, under the TRA accelerate and become due and payable, based on certain assumptions, including an assumption that we have sufficient taxable income to fully utilize all potential future tax benefits that are subject to the TRA.
As a result, (i) we could be required to make cash payments to the Continuing LLC Owners that are greater than the specified percentage of the actual benefits we ultimately realize in respect of the tax benefits that are subject to the TRA, and (ii) we would be required to make an immediate cash payment equal to the present value of the anticipated future tax benefits that are the subject of the TRA, which payment may be made significantly in advance of the actual realization, if any, of such future tax benefits.
In these situations, our obligations under the TRA could have a material adverse effect on our liquidity and could have the effect of delaying, deferring or preventing certain change of control transactions. There can be no assurance that we will be able to finance our obligations under the TRA.
Payments under the TRA will be based on the tax reporting positions that we determine. We will not be reimbursed for any cash payments previously made to any Continuing LLC Owner pursuant to the TRA if any tax benefits initially claimed by us are subsequently challenged by a taxing authority and ultimately disallowed. Instead, in such circumstances, any excess cash payments made by us to a Continuing LLC Owner will be netted against any future cash payments that we might otherwise be required to make under the terms of the TRA. However, we might not determine that we have effectively made an excess cash payment to the Continuing LLC Owners for a number of years following the initial time of such payment. As a result, it is possible that we could make cash payments under the TRA that are substantially greater than our actual cash tax savings.
Stockholders Agreement
In connection with the IPO, we entered into the Stockholders Agreement with the Refinitiv Owners. This agreement requires us to nominate a number of individuals designated by the Refinitiv Owners for election as our directors at any meeting of our stockholders (each a “Refinitiv Director”) such that, upon the election of each such individual, and each other individual nominated by or at the direction of our Board or a duly-authorized committee of the Board, as a director of our company, the number of Refinitiv Directors serving as directors of our company will be equal to: (1) if the Refinitiv Owners and their affiliates together continue to hold at least 50% of the combined voting power of our outstanding common stock as of the record date for such meeting, the total number of directors comprising our entire Board; (2) if the Refinitiv Owners and their affiliates together continue to hold at least 40% (but less than 50%) of the combined voting power of our outstanding common stock as of the record date for such meeting, the lowest whole number that is greater than 40% of the total number of directors comprising our Board; (3) if the Refinitiv Owners and their affiliates together continue to beneficially own at least 30% (but less than 40%) of the combined voting power of our outstanding common stock as of the record date for such meeting, the lowest whole number that is greater than 30% of the total number of directors comprising our Board; (4) if the Refinitiv Owners and their affiliates together continue to hold at least 20% (but less than 30%) of the combined voting power of our outstanding common stock as of the record date for such meeting, the lowest whole number that is greater than 20% of the total number of directors comprising our Board; and (5) if the Refinitiv Owners and their affiliates together continue to hold at least 10% (but less than 20%) of the combined voting power of our outstanding common stock as of the record date for such meeting, the lowest whole number (such number always being equal to or greater than one) that is greater than 10% of the total number of directors comprising our Board. In the case of a vacancy on our Board created by the removal, resignation or otherwise of a Refinitiv Director, the Stockholders Agreement, to the extent the Refinitiv Owners continue to be entitled to nominate such Refinitiv Director, requires us to nominate an individual designated by the Refinitiv Owners for election to fill the vacancy. For so long as the Stockholders Agreement remains in effect, Refinitiv Directors may be removed only with the consent of the Refinitiv

Owners. As part of their Board nomination rights under the Stockholders Agreement, the Refinitiv Owners intend to continue to appoint each of Lee Olesky, our Chief Executive Officer, and Billy Hult, our President, as members of our Board.
Registration Rights Agreement
In connection with the IPO, we entered into the Registration Rights Agreement with the Refinitiv Owners and the Bank Stockholders. Pursuant to the Registration Rights Agreement, we granted the Refinitiv Owners, the Bank Stockholders, their affiliates and certain of their transferees the right, under certain circumstances and subject to the terms of the lock-up agreement they have entered into with the representatives of the underwriters and certain other restrictions, to require us to register under the Securities Act their shares of Class A common stock, including shares of Class A common stock received upon redemption or exchange of LLC Interests or exchange of shares of Class B common stock, which we refer to as “registrable shares.” After registration pursuant to these rights, these shares of Class A common stock will become freely tradable without restriction under the Securities Act.
Demand Rights
From time to time, the Refinitiv Owners and the Bank Stockholders may request that we register all or a portion of their registrable shares for sale under the Securities Act, including, when we are eligible, pursuant to a shelf registration statement (provided, in all cases, the aggregate number of registrable shares that are requested to be included in any such registration equals at least $100.0 million). In addition, from time to time when a shelf registration statement is effective, the Refinitiv Owners and the Bank Stockholders may request that we facilitate a shelf takedown of all or a portion of their registrable shares (provided the aggregate number of registrable shares that are requested to be included in any such takedown equals at least $100.0 million). The foregoing demand rights are subject to a number of exceptions and limitations, and we will not be required to effect a demand (whether for a non-shelf registered offering, an underwritten shelf registration or an underwritten shelf takedown) on more than one occasion in any twelve-month period, provided, however, that (i) until the first anniversary of the pricing date of the IPO, we shall not be required to effect more than two demands (whether for a non-shelf registered offering, an underwritten shelf registration or an underwritten shelf takedown) and (ii) a shelf takedown demanded in connection with a demanded shelf registration shall constitute a single demand. This limitation on the number of demands will fall away at the earlier of  (i) the third anniversary the pricing date of the IPO and (ii) the date the Bank Stockholders own a number of shares of our common stock, in the aggregate, that is less than 10% of the number of shares of our common stock then outstanding. In addition, from and after the time that the Bank Stockholders own a number of shares of our common stock, in the aggregate, that is less than 10% of the total number of shares of our common stock then outstanding, the Bank Stockholders will have no further demand rights. We will not be required to effect the registration as requested by any of the Refinitiv Owners or the Bank Stockholders, if in the good faith judgment of our Board, such registration would materially interfere with certain existing or potential material transactions or events involving the company and should be delayed or is reasonably likely to require premature disclosure of information that could have a material adverse effect on us. These demand rights will also be subject to cutbacks, priorities and other limitations.
Piggyback Registration Rights
In addition, if at any time we register any shares of our Class A common stock (other than pursuant to registrations on Form S-4 or Form S-8), the holders of registrable shares are entitled to include, subject to certain exceptions and limitations, all or a portion of their registrable shares in the registration. The foregoing piggyback rights, with respect to the Bank Stockholders, will fall away when the Bank Stockholders own a number of shares of our common stock, in the aggregate, that is less than 10% of the total number of shares of our common stock then outstanding; provided, that, with respect to each Bank Stockholder, on an individual basis, in no event shall such Bank Stockholder, together with any other holder that is an affiliate of such Bank Stockholder, cease to be entitled to piggyback rights if such Bank Stockholder, together with any such affiliate, owns a number of shares of our common stock, in the aggregate, that is more than 2% of the total number of shares of common stock then outstanding.

In the event that any registration in which the holders of registrable shares participate pursuant to the Registration Rights Agreement is an underwritten public offering, the number of registrable shares to be included may, in specified circumstances, be limited.
Transfer Restrictions
Without our prior written consent, the Refinitiv Owners and the Bank Stockholders will not be permitted to transfer any registrable shares they beneficially own as of the closing of the IPO (the “Initial Ownership Shares”), including pursuant to the Registration Rights Agreement, except (i) with respect to 50% of such holder’s Initial Ownership Shares, after 180 days following the pricing date of the IPO, (ii) with respect to the remainder of such holder’s Initial Ownership Shares, after 365 days following the pricing date of the IPO, (iii) to certain permitted transferees and (iv) in certain other limited circumstances.
Other Provisions
We will pay all registration and offering expenses, including, among other things, reasonable fees and disbursements of a single special counsel for the participating holders of registrable shares related to any demand or piggyback registration. The Registration Rights Agreement contains customary cross-indemnification provisions, pursuant to which we are obligated to indemnify any selling stockholders in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions in the registration statement attributable to them. The Registration Rights Agreement does not specify any cash penalties or other penalties associated with any delays in registering any shares.
Indemnification Agreements
In connection with the IPO, we entered into indemnification agreements with our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted by Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.
There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.
Policies and Procedures for Related Party Transactions
In connection with the completion of the IPO, our Board adopted a policy providing that the Audit Committee will review and approve or ratify transactions in excess of  $120,000 of value in which we participate and in which a related party (as defined below) has or will have a direct or indirect material interest. Under this policy, the Audit Committee is to obtain all information it believes to be relevant to a review and approval or ratification of these transactions. After consideration of the relevant information, the Audit Committee is to approve only those related party transactions that the Audit Committee determines are not inconsistent with the best interests of the Company. In particular, our policy with respect to related party transactions requires our Audit Committee to consider the relationship of the related party to the Company, the nature and extent of the related party’s interest in the transaction, the material terms of the transaction, the importance and fairness of the transaction both to the Company and to the related party, the business rationale for engaging in the transaction, whether the transaction would likely impair the judgment of a director or executive officer to act in the best interest of the Company and whether the value and the terms of the transaction are substantially similar as compared to those of similar transactions previously entered into by the Company with non-related parties, if any. In general, a “related party” is any person who is or was one of our executive officers, directors or director nominees or is a holder of more than 5% of our common stock, or an immediate family member of any of the foregoing persons. All of the pre-IPO transactions described above were entered into prior to the adoption of this policy.

Certain of the foregoing disclosures are summaries of certain provisions of our related party agreements, and are qualified in their entirety by reference to all of the provisions of such agreements. Because these descriptions are only summaries of the applicable agreements, they do not necessarily contain all of the information that you may find useful.

DELINQUENT SECTION 16(a) REPORTS
To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that during the fiscal year ended December 31, 2019, our officers, directors, and greater-than-10% stockholders timely filed all reports required by Section 16(a) of the Exchange Act.
EXPENSES OF SOLICITATION
The accompanying proxy is solicited by and on behalf of the Board, and the cost of such solicitation will be borne by the Company. Solicitations may be made by mail, personal interview, telephone, and electronic communications by directors, officers, and other Company employees without additional compensation. Broadridge Financial Solutions, Inc. will distribute proxy materials to banks, brokers, and other nominees for forwarding to beneficial owners and will request brokerage houses and other custodians, nominees, and fiduciaries to forward soliciting material to the beneficial owners of the common stock held on the record date by such persons. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses in forwarding solicitation materials.
OTHER MATTERS
As of the date of this Proxy Statement there are no other matters that we intend to present, or have reason to believe others will present, at the Annual Meeting. If, however, other matters properly come before the Annual Meeting, the accompanying proxy authorizes the persons named as proxies or their substitutes to vote on such matters as they determine appropriate.

PROPOSALS OF STOCKHOLDERS
Proposals of stockholders to be considered for inclusion in the proxy statement and proxy card for the 2021 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must be submitted in writing to the Secretary of Tradeweb Markets Inc., at Tradeweb Markets Inc., 1177 Avenue of the Americas, New York, New York 10036, and must be received no later than December 10, 2020. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.
In addition, our Bylaws include advance notice provisions that require stockholders wishing to bring nominations for directors or other business before an annual meeting to provide proper notice in accordance with the terms of the advance notice provisions. The Bylaws’ advance notice provisions do not apply if the stockholder only seeks to include such matters in the proxy statement pursuant to Rule 14a-8.
The Bylaws’ advance notice provisions require that, among other things, stockholders give timely written notice to the Secretary of the Company regarding such nominations or other business and provide the information and satisfy the other requirements set forth in the Bylaws. To be timely, a stockholder who intends to present nominations or a proposal at the 2021 Annual Meeting of Stockholders other than pursuant to Rule 14a-8 must provide the information set forth in the Bylaws to the Secretary of the Company no earlier than January 19, 2021 and no later than February 18, 2021. However, that in the event that the date of the Annual Meeting of Stockholders is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of the previous year’s Annual Meeting of Stockholders, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to such Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of such Annual Meeting of Stockholders is first made by the Company. If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

HOUSEHOLDING; AVAILABILITY OF ANNUAL REPORT ON FORM 10-K/A
AND PROXY STATEMENT
A copy of the 2019 Annual Report accompanies this Proxy Statement. If you and others who share your mailing address own common stock in street name, meaning through a bank, brokerage firm, or other nominee, you may have received a notice that your household will receive only one 2019 Annual Report and Proxy Statement, or Notice of Internet Availability of Proxy Materials, as applicable, from the Company. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single copy of this Proxy Statement and the 2019 Annual Report (and/or a single copy of our Notice of Internet Availability of Proxy Materials) has been sent to your address. Each street name stockholder receiving this Proxy Statement by mail will continue to receive a separate voting instruction form.
If you would like to revoke your consent to householding and in the future receive your own set of proxy materials (or your own Notice of Internet Availability of Proxy Materials, as applicable), or if your household is currently receiving multiple copies of the same items and you would like in the future to receive only a single copy at your address, please contact the Householding Department by calling 1-866-540-7095, and indicate your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers. The revocation of a consent to householding will be effective 30 days following its receipt. You will also have an opportunity to opt in or opt out of householding by contacting your bank or broker.
If you would like an additional copy of the 2019 Annual Report, this Proxy Statement, or the Notice of Internet Availability of Proxy Materials, these documents are available in digital form for download or review by visiting proxyvote.com. Alternatively, we will promptly send a copy of these documents to you without charge upon request by email to sendmaterial@proxyvote.com, or by calling 1-800-579-1639. Please note, however, that if you did not receive a printed copy of our proxy materials and you wish to receive a paper proxy card or voting instruction form or other proxy materials for the purposes of the Annual Meeting, you should follow the instructions included in your Notice of Internet Availability of Proxy Materials.
If you own shares in street name, you can also register to receive all future stockholder communications electronically, instead of in print. This means that links to the 2019 Annual Report, Proxy Statement, and other correspondence will be delivered to you via e-mail. Holders in street name can register for electronic delivery directly with their bank, brokerage firm, or other nominee. Electronic delivery of stockholder communications helps save the Company money by reducing printing and postage costs.

TRADEWEB MARKETS INC
1177 6TH AVENUE
NEW YORK, NY 10036

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 18, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TW2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 18, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D06699-P35457 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRADEWEB MARKETS INC

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

Nominees:

01) John Finley
02) Scott Ganeles
03) Debra Walton

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date